                     CHL MORTGAGE PASS-THROUGH TRUST 2007-4
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                          $1,058,609,807 (APPROXIMATE)

                                  CWMBS, INC.
                                   Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 30, 2007

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-4

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2007

                                   ----------

The issuing entity will issue 86 classes of certificates, 83 of which are offered pursuant to this free writing prospectus and the accompanying prospectus. The classes of offered certificates and other certificates issued by the issuing entity together, with their initial class certificate balances or notional amounts, pass-through rates and initial ratings, are listed in the tables beginning on page 6 in this free writing prospectus.

                                    SUMMARY

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2007-4, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of March 1, 2007 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about March 30, 2007.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $1,065,000,000, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $244,963,639.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) April 30, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

THE MORTGAGE LOANS

The mortgage loans will consist primarily of 30 year conventional, fixed-rate mortgage loans secured by first liens on one-to-four family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the "Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added on the closing date. Any addition or substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                     $820,036,361
Geographic Concentrations in excess of 10%:
   California                                                  42.55%
Weighted Average Original LTV Ratio                            73.42%
Weighted Average Mortgage Rate                                 6.512%
Range of Mortgage Rates                              6.250% to 8.750%
Average Current Principal Balance                           $607,885
Range of Current Principal Balances           $418,000 to $2,640,000
Weighted Average Remaining Term to Maturity               360 months
Weighted Average FICO Credit Score                               741

Additional information regarding the Initial Mortgage Loans is set forth in Annex A attached to this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                    INITIAL
               CLASS CERTIFICATE
                BALANCE/INITIAL                                                   INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS       NOTIONAL AMOUNT(1)                      TYPE                         (FITCH) (2)     (MOODY'S)(2)       (S&P) (2)
   -----       ------------------   -------------------------------------------   --------------   --------------   --------------
OFFERED
CERTIFICATES

Class 1-A-1       $ 238,696,966              Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                               Rate/Exchangeable(3)

Class 1-A-2       $   6,328,000           Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-3       $   3,164,000           Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-4       $   5,695,334           Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-5       $   2,847,666           Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-6       $   7,277,000           Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-7       $   4,688,000           Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-8       $  85,000,000        Senior/Fixed Pass-Through Rate/Super             AAA              Aaa              N/R
                                              Senior/Exchangeable(3)

Class 1-A-9       $   3,612,500       Senior/Fixed Pass-Through Rate/Support            AAA              Aa1              N/R

Class 1-A-10      $  30,000,000           Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-11      $  10,000,000         Senior/Fixed Pass-Through Rate/NAS              AAA              Aaa              N/R

Class 1-A-12      $  10,000,000       Senior/Fixed Pass-Through Rate/Notional           AAA              Aaa              N/R
                                        Amount/Interest Only/Depositable(3)

Class 1-A-13      $ 153,624,270              Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                               Rate/Exchangeable(3)

Class 1-A-14      $   1,946,000              Senior/Fixed Pass-Through                  AAA              Aa1              N/R
                                         Rate/NAS/Support/Depositable(3)

Class 1-A-15      $  45,793,000      Senior/Fixed Pass-Through Rate/NAS/Super           AAA              Aaa              AAA
                                              Senior/Exchangeable(3)

Class 1-A-16      $  47,739,000              Senior/Fixed Pass-Through                  AAA              Aaa              AAA
                                             Rate/NAS/Exchangeable(3)

Class 1-A-17      $   4,250,000       Senior/Fixed Pass-Through Rate/Support            AAA              Aa1              N/R

                    INITIAL
               CLASS CERTIFICATE
                BALANCE/INITIAL                                                   INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS       NOTIONAL AMOUNT(1)                      TYPE                         (FITCH) (2)     (MOODY'S)(2)       (S&P) (2)
   -----       ------------------   -------------------------------------------   --------------   --------------   --------------
Class 1-A-18      $  85,000,000       Senior/Fixed Pass-Through Rate/Notional           AAA              Aaa              N/R
                                        Amount/Interest Only/Depositable(3)

Class 1-A-19      $  85,000,000        Senior/Fixed Pass-Through Rate/Super             AAA              Aaa              N/R
                                               Senior/Depositable(3)

Class 1-A-20      $  20,483,236            Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                                Rate/Depositable(3)

Class 1-A-21      $  20,483,236        Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                        Rate/Notional Amount/Interest Only/
                                                  Depositable(3)

Class 1-A-22      $  20,483,236        Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                        Rate/Notional Amount/Interest Only/
                                                  Depositable(3)

Class 1-A-23      $  30,724,854            Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                                Rate/Depositable(3)

Class 1-A-24      $  30,724,854        Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                        Rate/Notional Amount/Interest Only/
                                                  Depositable(3)

Class 1-A-25      $  30,724,854        Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                        Rate/Notional Amount/Interest Only/
                                                  Depositable(3)

Class 1-A-26      $ 102,416,180              Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                                Rate/Depositable(3)

Class 1-A-27      $  51,208,090            Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                               Rate/Exchangeable(3)

Class 1-A-28      $  51,208,090        Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                        Rate/Notional Amount/Interest Only/
                                                 Exchangeable (3)

Class 1-A-29      $  51,208,090        Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                        Rate/Notional Amount/Interest Only/
                                                 Exchangeable (3)

Class 1-A-30      $  20,483,236            Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                               Rate/Exchangeable(3)

Class 1-A-31      $  30,724,854            Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                               Rate/Exchangeable(3)

                    INITIAL
               CLASS CERTIFICATE
                BALANCE/INITIAL
                NOTIONAL AMOUNT                                                  INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS              (1)                              TYPE                       (FITCH) (2)      (MOODY'S)(2)       (S&P) (2)
   -----       -----------------   -------------------------------------------   --------------   --------------   --------------
Class 1-A-32     $   51,208,090           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-33     $   21,250,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                               Rate/Depositable(3)

Class 1-A-34     $   21,250,000       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                       Rate/Notional Amount/Interest Only/
                                                 Depositable(3)

Class 1-A-35     $   21,250,000       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                          Rate/Notional Amount/Interest
                                               Only/Depositable(3)

Class 1-A-36     $   21,250,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-37     $   72,458,090           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-38     $   72,458,090           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-39     $  123,428,845     Senior/Fixed Pass-Through Rate/NAS/Super           AAA              Aaa              AAA
                                             Senior/Exchangeable(3)

Class 1-A-40     $  128,674,570             Senior/Fixed Pass-Through                  AAA              Aaa              AAA
                                            Rate/NAS/Exchangeable(3)

Class 1-A-41     $  106,250,000       Senior/Fixed Pass-Through Rate/Super             AAA              Aaa              N/R
                                             Senior/Exchangeable(3)

Class 1-A-42     $   31,231,000       Senior/Fixed Pass-Through Rate/Super             AAA              Aaa              N/R
                                              Senior/Depositable(3)

Class 1-A-43     $    1,326,966      Senior/Fixed Pass-Through Rate/Support/           AAA              Aa1              N/R
                                                 Depositable(3)

Class 1-A-44     $   32,557,966             Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-45     $  105,600,000             Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                               Rate/Depositable(3)

Class 1-A-46     $   21,120,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                               Rate/Depositable(3)

Class 1-A-47     $   75,000,000      Senior/Fixed Pass-Through Rate/Planned            AAA              Aaa              N/R
                                              Balance/Super Senior

                    INITIAL
               CLASS CERTIFICATE
                BALANCE/INITIAL
                NOTIONAL AMOUNT                                                  INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS              (1)                              TYPE                       (FITCH) (2)      (MOODY'S)(2)       (S&P) (2)
   -----       -----------------   -------------------------------------------   --------------   --------------   --------------
Class 1-A-48     $    6,375,000      Senior/Fixed Pass-Through Rate/Planned            AAA              Aa1              N/R
                                                 Balance/Support

Class 1-A-49     $    1,372,926          Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-50     $   75,000,000          Senior/Fixed Pass-Through Rate                AAA              Aaa              N/R

Class 1-A-51     $   54,542,668    Senior/Floating Pass-Through Rate/Targeted          AAA              Aaa              AAA
                                     Balance/Accretion Directed/Super Senior

Class 1-A-52     $   54,542,668       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                       Rate/Notional Amount/Interest Only

Class 1-A-53     $        1,000             Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                    Rate/Accrual/Accretion Directed/Companion

Class 1-A-54     $        1,000             Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                             Rate/Accrual/Companion

Class 1-A-55     $   21,120,000       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                       Rate/Notional Amount/Interest Only/
                                                 Depositable(3)

Class 1-A-56     $   21,120,000       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                          Rate/Notional Amount/Interest
                                               Only/Depositable(3)

Class 1-A-57     $   31,680,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                               Rate/Depositable(3)

Class 1-A-58     $  122,899,416             Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-59     $   31,680,000       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                       Rate/Notional Amount/Interest Only/
                                                 Depositable(3)

Class 1-A-60     $   31,680,000       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                          Rate/Notional Amount/Interest
                                               Only/Depositable(3)

Class 1-A-61     $   21,120,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-62     $   31,680,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-63     $   52,800,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

                    INITIAL
               CLASS CERTIFICATE
                BALANCE/INITIAL
                NOTIONAL AMOUNT                                                  INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS              (1)                              TYPE                       (FITCH) (2)      (MOODY'S)(2)       (S&P) (2)
   -----       -----------------   -------------------------------------------   --------------   --------------   --------------
Class 1-A-64     $   52,800,000       Senior/Inverse Floating Pass-Through             AAA              Aaa              N/R
                                          Rate/Notional Amount/Interest
                                              Only/Exchangeable(3)

Class 1-A-65     $   52,800,000           Senior/Floating Pass-Through                 AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-66     $    2,320,000    Senior/Fixed Pass-Through Rate/NAS/Support          AAA              Aa1              N/R

Class 1-A-67     $    5,245,725             Senior/Fixed Pass-Through                  AAA              Aa1              N/R
                                        Rate/NAS/Support/ Depositable(3)

Class 1-A-68     $  123,428,845      Senior/Fixed Pass-Through Rate/Notional           AAA              Aaa              N/R
                                       Amount/Interest Only/Depositable(3)

Class 1-A-69     $  123,428,845     Senior/Fixed Pass-Through Rate/NAS/Super           AAA              Aaa              AAA
                                             Senior/ Depositable(3)

Class 1-A-70     $  133,428,845      Senior/Fixed Pass-Through Rate/Notional           AAA              Aaa              N/R
                                      Amount/Interest Only/Exchangeable(3)

Class 1-A-71     $  100,000,000    Senior/Fixed Pass-Through Rate/Super Senior         AAA              Aaa              N/R

Class 1-A-72     $  126,720,000             Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-73     $  158,400,000             Senior/Fixed Pass-Through                  AAA              Aaa              N/R
                                              Rate/Exchangeable(3)

Class 1-A-74     $   45,793,000     Senior/Fixed Pass-Through Rate/NAS/Super           AAA              Aaa              AAA
                                              Senior/Depositable(3)

Class 1-A-75     $   45,793,000      Senior/Fixed Pass-Through Rate/Notional           AAA              Aaa              N/R
                                       Amount/Interest Only/Depositable(3)

Class X          $1,058,011,000           Senior/ Variable Pass-Through                AAA              Aaa              N/R
                                       Rate/Notional Amount/Interest Only

Class PO         $       16,308               Senior/Principal Only                    AAA              Aaa              N/R

Class A-R        $          100     Senior/ Fixed Pass-Through Rate/Residual           AAA              Aaa              N/R

Class M-1        $    7,987,500       Subordinate/Fixed Pass- Through Rate             AA+              Aa1              AA+

Class M-2        $    8,520,000       Subordinate/Fixed Pass- Through Rate             AA+              Aa2              AA

                    INITIAL
               CLASS CERTIFICATE
                BALANCE/INITIAL
                NOTIONAL AMOUNT                                                  INITIAL RATING   INITIAL RATING   INITIAL RATING
   CLASS              (1)                              TYPE                       (FITCH) (2)      (MOODY'S)(2)       (S&P) (2)
   -----       -----------------   -------------------------------------------   --------------   --------------   --------------
Class M-3        $   11,715,000       Subordinate/Fixed Pass- Through Rate             AA               N/R              N/R

Class B-1        $    6,390,000       Subordinate/Fixed Pass- Through Rate              A               N/R              N/R

Class B-2        $    4,260,000       Subordinate/Fixed Pass- Through Rate             BBB              N/R              N/R

NON-OFFERED CERTIFICATES (4)
Class B-3        $    2,130,000       Subordinate/Fixed Pass- Through Rate

Class B-4        $    2,130,000       Subordinate/Fixed Pass- Through Rate

Class B-5        $    2,130,192       Subordinate/Fixed Pass- Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings. ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/A" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Certain proportions of the Depositable Certificates may be deposited in exchange for certain proportions of the one or more classes of Exchangeable Certificates as described in this free writing prospectus under "Description of the Certificates--Exchangeable Certificates." The maximum initial class certificate balance of each of the Exchangeable Certificates is set forth in the table.

(4) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                      INTEREST ACCRUAL
        CLASS           PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
        -----           -----------------   -----------------------   ----------------
OFFERED CERTIFICATES
Class 1-A-1                    6.00%           calendar month (1)        30/360 (2)
Class 1-A-2                    5.75%           calendar month (1)        30/360 (2)
Class 1-A-3                    6.50%           calendar month (1)        30/360 (2)
Class 1-A-4                    5.75%           calendar month (1)        30/360 (2)
Class 1-A-5                    6.50%           calendar month (1)        30/360 (2)
Class 1-A-6                    6.00%           calendar month (1)        30/360 (2)
Class 1-A-7                    6.00%           calendar month (1)        30/360 (2)
Class 1-A-8                    5.75%           calendar month (1)        30/360 (2)
Class 1-A-9                    6.00%           calendar month (1)        30/360 (2)
Class 1-A-10                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-11                   5.75%           calendar month (1)        30/360 (2)
Class 1-A-12                   0.25%           calendar month (1)        30/360 (2)
Class 1-A-13                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-14                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-15                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-16                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-17                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-18                   0.25%           calendar month (1)        30/360 (2)
Class 1-A-19                   5.50%           calendar month (1)        30/360 (2)
Class 1-A-20             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-21             6.75% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-22             6.70% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-23             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-24             6.75% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-25             6.70% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-26                   5.50%           calendar month (1)        30/360 (2)
Class 1-A-27             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-28             6.75% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-29             6.70% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-30             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-31             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-32             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-33             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-34             6.75% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-35             6.70% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-36             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-37             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-38             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-39                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-40                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-41                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-42                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-43                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-44                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-45                   5.50%           calendar month (1)        30/360 (2)
Class 1-A-46             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-47                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-48                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-49                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-50                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-51             LIBOR + 0.60%(3)              (4)               30/360 (2)
Class 1-A-52             5.40% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-53                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-54                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-55             6.75% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-56             6.70% - LIBOR(3)              (4)               30/360 (2)

                                                                      INTEREST ACCRUAL
        CLASS           PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
        -----           -----------------   -----------------------   ----------------
Class 1-A-57             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-58                   5.75%           calendar month (1)        30/360 (2)
Class 1-A-59             6.75% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-60             6.70% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-61             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-62             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-63             LIBOR + 0.25%(3)              (4)               30/360 (2)
Class 1-A-64             6.75% - LIBOR(3)              (4)               30/360 (2)
Class 1-A-65             LIBOR + 0.30%(3)              (4)               30/360 (2)
Class 1-A-66                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-67                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-68                   0.25%           calendar month (1)        30/360 (2)
Class 1-A-69                   5.75%           calendar month (1)        30/360 (2)
Class 1-A-70                   0.25%           calendar month (1)        30/360 (2)
Class 1-A-71                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-72                   5.75%           calendar month (1)        30/360 (2)
Class 1-A-73                   6.00%           calendar month (1)        30/360 (2)
Class 1-A-74                   5.75%           calendar month (1)        30/360 (2)
Class 1-A-75                   0.25%           calendar month (1)        30/360 (2)
Class PO                        (5)                    N/A                   N/A
Class X                         (6)            calendar month (1)        30/360 (2)
Class A-R                      6.00%           calendar month (1)        30/360 (2)
Class M-1                      6.00%           calendar month (1)        30/360 (2)
Class M-2                      6.00%           calendar month (1)        30/360 (2)
Class M-3                      6.00%           calendar month (1)        30/360 (2)
Class B-1                      6.00%           calendar month (1)        30/360 (2)
Class B-2                      6.00%           calendar month (1)        30/360 (2)

NON-OFFERED
CERTIFICATES
Class B-3                      6.00%           calendar month (1)        30/360 (2)
Class B-4                      6.00%           calendar month (1)        30/360 (2)
Class B-5                      6.00%           calendar month (1)        30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(4) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5) The Class PO Certificates are principal only certificates and will not accrue any interest.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         DESIGNATION                        CLASSES OF CERTIFICATES
         -----------           -------------------------------------------------
    Senior Certificates           Class 1-A-2, Class 1-A-3, Class 1-A-4, Class
                                     1-A-5, Class 1-A-6, Class 1-A-7, Class
                                          1-A-9, Class 1-A-10, Class 1-A-11,
                                   Class 1-A-12, Class 1-A-14, Class 1-A-17,
                                   Class 1-A-18, Class 1-A-19, Class 1-A-20,
                                   Class 1-A-21, Class 1-A-22, Class 1-A-23,
                                   Class 1-A-24, Class 1-A-25, Class 1-A-26,
                                   Class 1-A-33, Class 1-A-34, Class 1-A-35,
                                   Class 1-A-42, Class 1-A-43, Class 1-A-45,
                                   Class 1-A-46, Class 1-A-47, Class 1-A-48,
                                   Class 1-A-49, Class 1-A-50, Class 1-A-51,
                                   Class 1-A-52, Class 1-A-53, Class 1-A-54,
                                   Class 1-A-55, Class 1-A-56, Class 1-A-57,
                                   Class 1-A-59, Class 1-A-60, Class 1-A-66,
                                   Class 1-A-67, Class 1-A-68, Class 1-A-69,
                                   Class 1-A-71, Class 1-A-74, Class 1-A-75,
                                  Class A-R, Class PO and Class X Certificates

 Subordinated Certificates              Class M and Class B Certificates

Notional Amount Certificates    Class 1-A-12, Class 1-A-18, Class 1-A-21, Class
                                   1-A-22, Class 1-A-24, Class 1-A-25, Class
                                   1-A-28, Class 1-A-29, Class 1-A-34, Class
                                   1-A-35, Class 1-A-52, Class 1-A-55, Class
                                   1-A-56, Class 1-A-59, Class 1-A-60, Class
                                   1-A-64, Class 1-A-68, Class 1-A-70, Class
                                        1-A-75 and Class X Certificates

         DESIGNATION                        CLASSES OF CERTIFICATES
         -----------           -------------------------------------------------
     LIBOR Certificates         Class 1-A-20, Class 1-A-21, Class 1-A-22, Class
                                   1-A-23, Class 1-A-24, Class 1-A-25, Class
                                   1-A-27, Class 1-A-28, Class 1-A-29, Class
                                   1-A-30, Class 1-A-31, Class 1-A-32, Class
                                   1-A-33, Class 1-A-34, Class 1-A-35, Class
                                   1-A-36, Class 1-A-37, Class 1-A-38, Class
                                   1-A-46, Class 1-A-51, Class 1-A-52, Class
                                   1-A-55, Class 1-A-56, Class 1-A-57, Class
                                   1-A-59, Class 1-A-60, Class 1-A-61, Class
                                  1-A-62, Class 1-A-63, Class 1-A-64 and Class
                                              1-A-65 Certificates

    Class M Certificates        Class M-1, Class M-2 and Class M-3 Certificates

    Class A Certificates          Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                     1-A-4, Class 1-A-5, Class 1-A-6, Class
                                           1-A-7, Class 1-A-8, Class 1-A-9,
                                   Class 1-A-10, Class 1-A-11, Class 1-A-12,
                                   Class 1-A-13, Class 1-A-14, Class 1-A-15,
                                   Class 1-A-16, Class 1-A-17, Class 1-A-18,
                                   Class 1-A-19, Class 1-A-20, Class 1-A-21,
                                   Class 1-A-22, Class 1-A-23, Class 1-A-24,
                                   Class 1-A-25, Class 1-A-26, Class 1-A-27,
                                   Class 1-A-28, Class 1-A-29, Class 1-A-30,
                                   Class 1-A-31, Class 1-A-32, Class 1-A-33,
                                   Class 1-A-34, Class 1-A-35, Class 1-A-36,
                                   Class 1-A-37, Class 1-A-38, Class 1-A-39,
                                   Class 1-A-40, Class 1-A-41, Class 1-A-42,
                                   Class 1-A-43, Class 1-A-44, Class 1-A-45,
                                   Class 1-A-46, Class 1-A-47, Class 1-A-48,
                                   Class 1-A-49, Class 1-A-50, Class 1-A-51,
                                   Class 1-A-52, Class 1-A-53, Class 1-A-54,
                                   Class 1-A-55, Class 1-A-56, Class 1-A-57,
                                   Class 1-A-58, Class 1-A-59, Class 1-A-60,
                                   Class 1-A-61, Class 1-A-62, Class 1-A-63,
                                   Class 1-A-64, Class 1-A-65, Class 1-A-66,
                                   Class 1-A-67, Class 1-A-68, Class 1-A-69,
                                   Class 1-A-70, Class 1-A-71, Class 1-A-72,
                                   Class 1-A-73, Class 1-A-74, Class 1-A-75,
                                           and Class A-R Certificates

         DESIGNATION                        CLASSES OF CERTIFICATES
         -----------           -------------------------------------------------
    Class B Certificates         Class B-1, Class B-2, Class B-3, Class B-4 and
                                             Class B-5 Certificates

  Depositable Certificates      Class 1-A-12, Class 1-A-14, Class 1-A-18, Class
                                   1-A-19, Class 1-A-20, Class 1-A-21, Class
                                   1-A-22, Class 1-A-23, Class 1-A-24, Class
                                   1-A-25, Class 1-A-26, Class 1-A-33, Class
                                   1-A-34, Class 1-A-35, Class 1-A-42, Class
                                   1-A-43, Class 1-A-45, Class 1-A-46, Class
                                   1-A-55, Class 1-A-56, Class 1-A-57, Class
                                   1-A-59, Class 1-A-60, Class 1-A-67, Class
                                  1-A-68, Class 1-A-69, Class 1-A-74 and Class
                                              1-A-75 Certificates

 Exchangeable Certificates       Class 1-A-1, Class 1-A-8, Class 1-A-13, Class
                                   1-A-15, Class 1-A-16, Class 1-A-27, Class
                                   1-A-28, Class 1-A-29, Class 1-A-30, Class
                                   1-A-31, Class 1-A-32, Class 1-A-36, Class
                                   1-A-37, Class 1-A-38, Class 1-A-39, Class
                                   1-A-40, Class 1-A-41, Class 1-A-44, Class
                                   1-A-58, Class 1-A-61, Class 1-A-62, Class
                                   1-A-63, Class 1-A-64, Class 1-A-65, Class
                                     1-A-70, Class 1-A-72 and Class 1-A-73
                                                  Certificates

    Offered Certificates         Class A, Class X, Class PO, Class M, Class B-1
                                           and Class B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-10 Certificates):

$25,000 and multiples of $1 in excess thereof.

Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-10 Certificates:

$1,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States or the Euroclear System, in Europe.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates are shown in the table beginning on page 12.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-53 and Class 1-A-54 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of 6.00%. However, these amounts will not be distributed as interest to the accrual certificates until the accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- in the case of the Class 1-A-53 Certificates, the distribution date on which the class certificate balance of the Class 1-A-51 Certificates is reduced to zero, or

- in the case of the Class 1-A-54 Certificates, the distribution date on which the aggregate class certificate balance of the Class 1-A-51 and Class 1-A-53 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the class certificate balance of the applicable class of accrual certificates on the related distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related classes of depositable certificates that have been deposited.

CORRIDOR CONTRACT

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of an interest rate corridor contract for the benefit of the Class 1-A-51 Certificates.

On or prior to the corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 1-A-51 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 5.40%, with a ceiling of 99.00%.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

EXCHANGING CERTIFICATES THROUGH COMBINATION AND RECOMBINATION

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex B. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, surrendering the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal and interest payable with respect to the depositable certificates so surrendered will be used to pay principal and interest with respect to the related exchangeable certificates. Annex B lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.175% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M -1 Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

Accrual Amounts:

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-53 Certificates added to its class certificate balance will be distributed as principal in the following order:

- to the Class 1-A-51 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus); and

- to the Class 1-A-53 Certificates, until its class certificate balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-54 Certificates added to its class certificate balance will be distributed as principal in the following order:

- to the Class 1-A-51 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;

- to the Class 1-A-53 Certificates, until its class certificate balance is reduced to zero;

- to the Class 1-A-51 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero; and

- to the Class 1-A-54 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, after distributions of the accrual amounts, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order:

1. to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

2. concurrently:

     a. 10.2233856342%, concurrently, to the Class 1-A-17 and Class 1-A-71 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     b. 66.3685459423% in the following order:

          (i) concurrently, to the Class 1-A-11, Class 1-A-66, Class 1-A-67 and Class 1-A-69 Certificates, pro rata, the combined group A priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (ii) concurrently:

               (x)  58.8837105716% in the following order:

                    (I) concurrently, to the Class 1-A-9, Class 1-A-19, Class
               1-A-20, Class 1-A-23, Class 1-A-26 and Class 1-A-33 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (II) concurrently:

                         (A) 42.3076923077% to the Class 1-A-10 Certificates,
                    until its class certificate balance is reduced to zero; and

                         (B) 57.6923076923% in the following order:

                              (1) concurrently, to the Class 1-A-2 and Class
                         1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                              (2) concurrently, to the Class 1-A-4 and Class
                         1-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                              (3) to the Class 1-A-6 Certificates, until its
                         class certificate balance is reduced to zero; and

                              (4) to the Class 1-A-7 Certificates, until its
                         class certificate balance is reduced to zero;

               (y)  25.6248379883% in the following order:

                    (I) concurrently, to the Class 1-A-47 and Class 1-A-48
               Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

                    (II) to the Class 1-A-51 Certificates, in an amount up to
               the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;

                    (III) to the Class 1-A-53 Certificates, until its class
               certificate balance is reduced to zero;

                    (IV) to the Class 1-A-51 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

                    (V) to the Class 1-A-54 Certificates, until its class
               certificate balance is reduced to zero;

                    (VI) concurrently, to the Class 1-A-47 and Class 1-A-48
               Certificates, pro rata, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

                    (VII) to the Class 1-A-49 Certificates, until its class
               certificate balance is reduced to zero; and

               (z) 15.4914514401%, sequentially, to the Class 1-A-50 and Class 1-A-10 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

          (iii) concurrently, to the Class 1-A-11, Class 1-A-66, Class 1-A-67 and Class 1-A-69 Certificates, pro rata, without regard to the combined group A priority amount, until their respective class certificate balances are reduced to zero; and

     c. 23.4080684234% in the following order:

          (i) concurrently, to the Class 1-A-14 and Class 1-A-74 Certificates, pro rata, the combined group B priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (ii) concurrently, to the Class 1-A-45, Class 1-A-46 and Class 1-A-57 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iii) concurrently, to the Class 1-A-42 and Class 1-A-43 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (iv) concurrently, to the Class 1-A-14 and Class 1-A-74 Certificates, pro rata, without regard to the combined group B priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution or accretion of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), each restricted class will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

     - second, concurrently, to the senior certificates (other than the Class PO Certificates and the notional amount certificates) pro rata, based upon their respective class certificate balances, or in the case of the Class 1-A-53 and Class 1-A-54 Certificates, on the basis of the lesser of their respective class certificate balances immediately prior to that distribution date and their respective initial class certificate balances, until their respective class certificate balances are reduced to zero, except that a portion of any realized losses that would otherwise be allocated to the Class 1-A-19, Class 1-A-42, Class 1-A-47, Class 1-A-51, Class 1-A-69, Class 1-A-71 and
          Class 1-A-74 Certificates will instead be allocated to the Class 1-A-9, Class 1-A-43, Class 1-A-48, Class 1-A-66, Class 1-A-67, Class 1-A-17 and Class 1-A-14 Certificates, respectively, until their respective class certificate balances are reduced to zero.

On each distribution date, the class certificate balance of each class of exchangeable certificates will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related classes of depositable certificates that have been deposited.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of Class M or Class B Certificates, as applicable, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (y) any pre-funded amount on the closing date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-51 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contract and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-51 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or the statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2007-4, will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23,
Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34,
Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 1-A-38, Class 1-A-39, Class 1-A-40, Class 1-A-41, Class 1-A-42, Class 1-A-43, Class 1-A-44, Class 1-A-45,
Class 1-A-46, Class 1-A-47, Class 1-A-48, Class 1-A-49, Class 1-A-50, Class 1-A-51, Class 1-A-52, Class 1-A-53, Class 1-A-54, Class 1-A-55, Class 1-A-56,
Class 1-A-57, Class 1-A-58, Class 1-A-59, Class 1-A-60, Class 1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-64, Class 1-A-65, Class 1-A-66, Class 1-A-67,
Class 1-A-68, Class 1-A-69, Class 1-A-70, Class 1-A-71, Class 1-A-72, Class 1-A-73, Class 1-A-74, Class 1-A-75, Class X, Class PO, Class A-R, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the Offered Certificates are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                         CLASSES OF CERTIFICATES
         -----------                                         -----------------------
     Senior Certificates       Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class
                                1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-14, Class 1-A-17, Class
                               1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class
                               1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class
                               1-A-42, Class 1-A-43, Class 1-A-45, Class 1-A-46, Class 1-A-47, Class 1-A-48, Class
                               1-A-49, Class 1-A-50, Class 1-A-51, Class 1-A-52, Class 1-A-53, Class 1-A-54, Class
                               1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-59, Class 1-A-60, Class 1-A-66, Class
                               1-A-67, Class 1-A-68, Class 1-A-69, Class 1-A-71, Class 1-A-74, Class 1-A-75, Class
                                                      A-R, Class PO and Class X Certificates

  Subordinated Certificates                              Class M and Class B Certificates

Notional Amount Certificates   Class 1-A-12, Class 1-A-18, Class 1-A-21, Class 1-A-22, Class 1-A-24, Class 1-A-25,
                               Class 1-A-28, Class 1-A-29, Class 1-A-34, Class 1-A-35, Class 1-A-52, Class 1-A-55,
                               Class 1-A-56, Class 1-A-59, Class 1-A-60, Class 1-A-64, Class 1-A-68, Class 1-A-70,
                                                      Class 1-A-75 and Class X Certificates

     LIBOR Certificates        Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25,
                               Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32,
                               Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36, Class 1-A-37, Class 1-A-38,
                               Class 1-A-46, Class 1-A-51, Class 1-A-52, Class 1-A-55, Class 1-A-56, Class 1-A-57,
                                Class 1-A-59, Class 1-A-60, Class 1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-64
                                                          and Class 1-A-65 Certificates

    Class M Certificates                         Class M-1, Class M-2 and Class M-3 Certificates

         DESIGNATION                                         CLASSES OF CERTIFICATES
         -----------                                         -----------------------
    Class A Certificates       Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class
                                 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class
                               1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class
                               1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class
                               1-A-25, Class 1-A-26, Class 1-A-27, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class
                               1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34, Class 1-A-35, Class 1-A-36, Class
                               1-A-37, Class 1-A-38, Class 1-A-39, Class 1-A-40, Class 1-A-41, Class 1-A-42, Class
                               1-A-43, Class 1-A-44, Class 1-A-45, Class 1-A-46, Class 1-A-47, Class 1-A-48, Class
                               1-A-49, Class 1-A-50, Class 1-A-51, Class 1-A-52, Class 1-A-53, Class 1-A-54, Class
                               1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-58, Class 1-A-59, Class 1-A-60, Class
                               1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-64, Class 1-A-65, Class 1-A-66, Class
                               1-A-67, Class 1-A-68, Class 1-A-69, Class 1-A-70, Class 1-A-71, Class 1-A-72, Class
                                          1-A-73, Class 1-A-74, Class 1-A-75, and Class A-R Certificates

    Class B Certificates              Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

  Depositable Certificates     Class 1-A-12, Class 1-A-14, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21,
                               Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-33,
                               Class 1-A-34, Class 1-A-35, Class 1-A-42, Class 1-A-43, Class 1-A-45, Class 1-A-46,
                               Class 1-A-55, Class 1-A-56, Class 1-A-57, Class 1-A-59, Class 1-A-60, Class 1-A-67,
                                      Class 1-A-68, Class 1-A-69, Class 1-A-74 and Class 1-A-75 Certificates

  Exchangeable Certificates     Class 1-A-1, Class 1-A-8, Class 1-A-13, Class 1-A-15, Class 1-A-16, Class 1-A-27,
                               Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-36,
                               Class 1-A-37, Class 1-A-38, Class 1-A-39, Class 1-A-40, Class 1-A-41, Class 1-A-44,
                               Class 1-A-58, Class 1-A-61, Class 1-A-62, Class 1-A-63, Class 1-A-64, Class 1-A-65,
                                             Class 1-A-70, Class 1-A-72 and Class 1-A-73 Certificates

    Offered Certificates            Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

   CLASS                                                            TYPE
   -----                                                            ----
Class 1-A-1                                     Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-2                                            Senior/Fixed Pass-Through Rate
Class 1-A-3                                            Senior/Fixed Pass-Through Rate
Class 1-A-4                                            Senior/Fixed Pass-Through Rate
Class 1-A-5                                            Senior/Fixed Pass-Through Rate
Class 1-A-6                                            Senior/Fixed Pass-Through Rate
Class 1-A-7                                            Senior/Fixed Pass-Through Rate
Class 1-A-8                               Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-9                                        Senior/Fixed Pass-Through Rate/Support
Class 1-A-10                                           Senior/Fixed Pass-Through Rate
Class 1-A-11                                         Senior/Fixed Pass-Through Rate/NAS
Class 1-A-12                      Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-13                                    Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-14                               Senior/Fixed Pass-Through Rate/NAS/Support/Depositable
Class 1-A-15                            Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable
Class 1-A-16                                  Senior/Fixed Pass-Through Rate/NAS/Exchangeable
Class 1-A-17                                       Senior/Fixed Pass-Through Rate/Support

Class 1-A-18                      Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-19                              Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 1-A-20                                   Senior/Floating Pass-Through Rate/Depositable
Class 1-A-21                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-22                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-23                                   Senior/Floating Pass-Through Rate/Depositable
Class 1-A-24                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-25                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-26                                     Senior/Fixed Pass-Through Rate/Depositable
Class 1-A-27                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-28                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 1-A-29                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 1-A-30                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-31                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-32                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-33                                   Senior/Floating Pass-Through Rate/Depositable
Class 1-A-34                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-35                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-36                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-37                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-38                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-39                            Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable
Class 1-A-40                                  Senior/Fixed Pass-Through Rate/NAS/Exchangeable
Class 1-A-41                              Senior/Fixed Pass-Through Rate/Super Senior/Exchangeable
Class 1-A-42                              Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 1-A-43                              Senior/Fixed Pass-Through Rate/Support/Depositable
Class 1-A-44                                    Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-45                                     Senior/Fixed Pass-Through Rate/Depositable
Class 1-A-46                                   Senior/Floating Pass-Through Rate/Depositable
Class 1-A-47                            Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior
Class 1-A-48                               Senior/Fixed Pass-Through Rate/Planned Balance/Support
Class 1-A-49                                           Senior/Fixed Pass-Through Rate

Class 1-A-50                                           Senior/Fixed Pass-Through Rate
Class 1-A-51                 Senior/Floating Pass-Through Rate/Targeted Balance/Accretion Directed/Super Senior
Class 1-A-52                      Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only
Class 1-A-53                        Senior/Fixed Pass-Through Rate/Accrual/Accretion Directed/Companion
Class 1-A-54                                  Senior/Fixed Pass-Through Rate/Accrual/Companion
Class 1-A-55                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-56                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-57                                   Senior/Floating Pass-Through Rate/Depositable
Class 1-A-58                                    Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-59                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-60                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-61                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-62                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-63                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-64                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 1-A-65                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-66                                     Senior/Fixed Pass-Through Rate/NAS/Support
Class 1-A-67                               Senior/Fixed Pass-Through Rate/NAS/Support/Depositable
Class 1-A-68                      Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class 1-A-69                            Senior/Fixed Pass-Through Rate/NAS/Super Senior/Depositable
Class 1-A-70                     Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable
Class 1-A-71                                    Senior/Fixed Pass-Through Rate/Super Senior
Class 1-A-72                                    Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-73                                    Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-74                            Senior/Fixed Pass-Through Rate/NAS/Super Senior/Depositable
Class 1-A-75                      Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Depositable
Class X                               Senior/Variable Pass-Through Rate/Notional Amount/Interest Only
Class PO                                                   Senior/Principal Only
Class A-R                                         Senior/Fixed Pass-Through Rate/Residual
Subordinated Certificates                           Subordinate/Fixed Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $1,019,737,307, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M-1.........................          0.75%
Class M-2.........................          0.80%
Class M-3.........................          1.10%
Class B-1.........................          0.60%
Class B-2.........................          0.40%
Class B-3.........................          0.20%
Class B-4.........................          0.20%
Class B-5.........................          0.20%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-53 and Class 1-A-54 Certificates, increased by

     - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

     The Class Certificate Balance of each class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance immediately prior to that Distribution Date of the related classes of Depositable Certificates that have been deposited.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-12, Class 1-A-18, Class 1-A-21, Class 1-A-22, Class 1-A-24, Class 1-A-25, Class 1-A-28, Class 1-A-29, Class 1-A-34, Class 1-A-35, Class 1-A-52, Class 1-A-55, Class 1-A-56, Class 1-A-59, Class 1-A-60, Class 1-A-64,
Class 1-A-68, Class 1-A-70, Class 1-A-75 and Class X Certificates are notional amount certificates.

     The notional amount for the interest accrual period for any Distribution Date and:

          - the Class 1-A-12 Certificates will equal the product of the Class Certificate Balance of the Class 1-A-11 Certificates immediately prior to such Distribution Date.

          - the Class 1-A-18 Certificates will equal the product of the Class Certificate Balance of the Class 1-A-19 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-21 Certificates will equal the Class Certificate Balance of the Class 1-A-20 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-22 Certificates will equal the Class Certificate Balance of the Class 1-A-20 Certificates immediately prior to such Distribution Date;

          _ the Class 1-A-24 Certificates will equal the Class Certificate Balance of the Class 1-A-23 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-25 Certificates will equal the Class Certificate Balance of the Class 1-A-23 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-28 Certificates will equal the aggregate Class Certificate Balance of the Class 1-A-20 and Class 1-A-23 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-29 Certificates will equal the aggregate Class Certificate Balance of the Class 1-A-20 and Class 1-A-23 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-34 Certificates will equal the Class Certificate Balance of the Class 1-A-33 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-35 Certificates will equal the Class Certificate Balance of the Class 1-A-33 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-52 Certificates will equal the Class Certificate Balance of the Class 1-A-51 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-55 Certificates will equal the Class Certificate Balance of the Class 1-A-46 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-56 Certificates will equal the Class Certificate Balance of the Class 1-A-46 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-59 Certificates will equal the Class Certificate Balance of the Class 1-A-57 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-60 Certificates will equal the Class Certificate Balance of the Class 1-A-57 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-64 Certificates will equal the aggregate Class Certificate Balance of the Class 1-A-46 and Class 1-A-57 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-68 Certificates will equal the product of the Class Certificate Balance of the Class 1-A-69 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-70 Certificates will equal the product of the aggregate Class Certificate Balance of the Class 1-A-12 and Class 1-A-68 Certificates immediately prior to such Distribution Date;

          - the Class 1-A-75 Certificates will equal the product of the Class Certificate Balance of the Class 1-A-74 Certificates immediately prior to such Distribution Date; and

          - the Class X Certificates will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's name on the book of its depositary which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the "Depositary". Investors may hold the beneficial interests in the book entry certificates (other than the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-10 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7 and Class 1-A-10 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1 in excess thereof in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the

"Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary

               "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

     Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the "Exchangeable Certificates Distribution Account"), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable classes of Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

          - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

          - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

          - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract

Reserve Fund until withdrawn upon the earlier of the reduction of the Class Certificate Balance of the Class 1-A-51 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

EXCHANGEABLE CERTIFICATES

     General. All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Exchangeable Certificates in the combinations shown in Annex B. All or a portion of the Exchangeable Certificates may also be exchanged for the related Depositable Certificates, or for other Exchangeable Certificates in the same combination, in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

     The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances or notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex B.

     Holders of outstanding Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

     Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee's approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder's letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance or notional amount, as applicable, and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex B, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

     The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

     Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex B.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                   AMOUNT                GENERAL PURPOSE               SOURCE (2)                FREQUENCY
------------------------   ---------------------------------   ---------------   ---------------------------------   ------------
FEES
Master Servicing Fee /     One-twelfth of the Stated           Compensation      Amounts on deposit in the           Monthly
Master Servicer            Principal Balance of each                             Certificate Account representing
                           mortgage loan multiplied by the                       payments of interest and
                           master servicing fee rate (3)                         application of liquidation
                                                                                 proceeds with respect to that
                                                                                 mortgage loan

                           -    Prepayment Interest Excess     Compensation      Interest paid by obligors with      Monthly
                                                                                 respect to certain prepayments in
                                                                                 full of the mortgage loans

                           -    All late payment fees,         Compensation      Payments made by obligors with      Time to time
                                assumption fees and other                        respect to the mortgage loans
                                similar charges including
                                prepayment charges

                           -    All investment income          Compensation      Investment income related to the    Monthly
                                earned on amounts on                             Certificate Account and the
                                deposit in the Certificate                       Distribution Account
                                Account and Distribution
                                Account.

                           -    Excess Proceeds (4)            Compensation      Liquidation proceeds and            Time to time
                                                                                 Subsequent Recoveries

Trustee Fee (the           One-twelfth of the Trustee Fee      Compensation      Amounts on deposit in the           Monthly
"Trustee Fee") / Trustee   Rate multiplied by the aggregate                      Certificate Account or the
                           Stated Principal Balance of the                       Distribution Account
                           outstanding mortgage loans. (5)

EXPENSES
Insured expenses /         Expenses incurred by the master     Reimbursement     To the extent the expenses are      Time to time
Master Servicer            servicer                            of Expenses       covered by an insurance policy
                                                                                 with respect to the mortgage loan

Servicing Advances /       To the extent of funds available,   Reimbursement     With respect to each mortgage       Time to time
Master Servicer            the amount of any Servicing         of Expenses       loan, late recoveries of the
                           Advances.                                             payments of the costs and
                                                                                 expenses, liquidation proceeds,
                                                                                 Subsequent Recoveries, purchase
                                                                                 proceeds or repurchase proceeds
                                                                                 for that mortgage loan (6)

Indemnification expenses   Amounts for which the sellers,      Indemnification   Amounts on deposit on the           Monthly
/ the sellers, the         the master servicer and depositor                     Certificate Account.
master servicer and the    are entitled to indemnification
depositor                  (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.175% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2007 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will equal the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

     - for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon), reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

     In the event that Depositable Certificates are exchanged for the related class of Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on the related classes of Depositable Certificates that have been deposited. In addition, the applicable class of Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that has been deposited.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have their respective pass-through rates set forth in the table beginning on page 12 hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                                      INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS                            PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----                            -----------------   -----------------   --------------------------------
Class 1-A-20..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-21..................         0.05%           0.05% / 0.00%               6.75% - LIBOR
Class 1-A-22..................         1.38%           6.70% / 0.00%               6.70% - LIBOR
Class 1-A-23..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-24..................         0.05%           0.05% / 0.00%               6.75% - LIBOR
Class 1-A-25..................         1.38%           6.70% / 0.00%               6.70% - LIBOR
Class 1-A-27..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-28..................         0.05%           0.05% / 0.00%               6.75% - LIBOR
Class 1-A-29..................         1.38%           6.70% / 0.00%               6.70% - LIBOR
Class 1-A-30..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%
Class 1-A-31..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%
Class 1-A-32..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%
Class 1-A-33..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-34..................         0.05%           0.05% / 0.00%               6.75% - LIBOR
Class 1-A-35..................         1.38%           6.70% / 0.00%               6.70% - LIBOR
Class 1-A-36..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%

                                      INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS                            PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----                            -----------------   -----------------   --------------------------------
Class 1-A-37..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%
Class 1-A-38..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-46..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-51..................         5.92%           6.00% / 0.60%               LIBOR + 0.60%
Class 1-A-52..................         0.08%           5.40% / 0.00%               5.40% - LIBOR
Class 1-A-55..................         0.05%           0.05% / 0.00%               6.75% - LIBOR
Class 1-A-56..................         1.38%           6.70% / 0.00%               6.70% - LIBOR
Class 1-A-57..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-59..................         0.05%           0.05% / 0.00%               6.75% - LIBOR
Class 1-A-60..................         1.38%           6.70% / 0.00%               6.70% - LIBOR
Class 1-A-61..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%
Class 1-A-62..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%
Class 1-A-63..................         5.57%           7.00% / 0.25%               LIBOR + 0.25%
Class 1-A-64..................         0.05%           0.05% / 0.00%               6.75% - LIBOR
Class 1-A-65..................         5.62%           7.00% / 0.30%               LIBOR + 0.30%

     Class X Certificates

     The pass-through rate of the Class X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.325226% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

          - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

          - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-53 and Class 1-A-54 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of 6.00%. However, these amounts will not be distributed as interest to the accrual certificates until the accrual termination date, which is the earlier of:

          - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

          - in the case of the Class 1-A-53 Certificates, the Distribution Date on which the Class Certificate Balance of the Class 1-A-51 Certificates are reduced to zero, or

          - in the case of the Class 1-A-54 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-51 and Class 1-A-53 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the Class Certificate Balance of the applicable class of accrual certificates on the related Distribution Date.

     For each Distribution Date, on or prior to the Corridor Contract Termination Date, in addition to the interest entitlement described above, the Class 1-A-51 Certificates will be entitled to receive the yield supplement amount from payments under the Corridor Contract. See "--The Corridor Contract" in this free writing prospectus.

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls. On each Distribution Date, each class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related classes of Depositable Certificates that have been deposited.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACT

     Credit Suisse Management LLC, an affiliate of Credit Suisse Securities
(USA) LLC, has entered into an interest rate corridor contract for the benefit of the Class 1-A-51 Certificates (the "Corridor Contract"), with Credit Suisse International (the "Corridor Contract Counterparty"). On the Closing Date, Credit Suisse Management LLC will assign its rights under the Corridor Contract to The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee"), as set forth in the documentation associated with the Corridor Contract, including, without limitation, a 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated March 30, 2007, the Schedule thereto and a Confirmation thereunder. The Corridor Contract is also subject to the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc.

     The Corridor Contract will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class 1-A-51 Certificates.

     On each Distribution Date up to and including the Distribution Date in May 2011 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

     (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 99.00% over (y) 5.40%,

     (ii) the Corridor Contract Notional Balance for the related Distribution Date, and

     (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the supplemental interest trustee will be used to pay the Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contract will not be available to make distributions on any class of certificates other than the Class 1-A-51 Certificates.

     The Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 350% of the Prepayment Assumption.

     The "Corridor Contract Notional Balance" is as described in the following table:

                                   CORRIDOR CONTRACT
  MONTH OF DISTRIBUTION DATE     NOTIONAL BALANCE ($)
  --------------------------     --------------------
April 2007 ...................       54,542,668.00
May 2007 .....................       54,343,255.79
June 2007 ....................       54,035,991.66
July 2007 ....................       53,621,684.95
August 2007 ..................       53,100,313.63
September 2007 ...............       52,472,043.58
October 2007 .................       51,737,230.31
November 2007 ................       50,896,420.18
December 2007 ................       49,950,350.99
January 2008 .................       48,899,952.19
February 2008 ................       47,746,344.32
March 2008 ...................       46,490,838.07
April 2008 ...................       45,683,518.55
May 2008 .....................       44,814,289.11
June 2008 ....................       43,884,740.52
July 2008 ....................       42,896,620.31
August 2008 ..................       41,851,829.11
September 2008 ...............       40,752,416.39

                                   CORRIDOR CONTRACT
  MONTH OF DISTRIBUTION DATE     NOTIONAL BALANCE ($)
  --------------------------     --------------------
October 2008 .................       39,600,575.78
November 2008 ................       38,398,639.73
December 2008 ................       37,149,073.84
January 2009 .................       35,854,470.53
February 2009 ................       34,517,542.29
March 2009 ...................       33,141,114.64
April 2009 ...................       31,728,118.32
May 2009 .....................       30,281,581.49
June 2009 ....................       28,804,621.17
July 2009 ....................       27,300,434.61
August 2009 ..................       25,772,290.21
September 2009 ...............       24,223,518.18
October 2009 .................       22,657,501.00
November 2009 ................       21,138,036.19
December 2009 ................       19,664,102.58
January 2010 .................       18,234,699.72
February 2010 ................       16,848,847.48
March 2010 ...................       15,505,585.72

                                   CORRIDOR CONTRACT
  MONTH OF DISTRIBUTION DATE     NOTIONAL BALANCE ($)
  --------------------------     --------------------
April 2010 ...................       14,203,973.78
May 2010 .....................       12,943,090.19
June 2010 ....................       11,722,032.22
July 2010 ....................       10,539,915.57
August 2010 ..................        9,395,873.93
September 2010 ...............        8,289,058.72
October 2010 .................        7,218,638.65
November 2010 ................        6,183,799.41
December 2010 ................        5,183,743.36
January 2011 .................        4,217,689.14
February 2011 ................        3,284,871.41
March 2011 ...................        2,384,540.47
April 2011 ...................        1,515,962.00
May 2011 .....................          678,416.73
June 2011 and thereafter .....                0.00

     The Corridor Contract is scheduled to remain in effect up to and including the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It also will be a termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to either (a) obtain a full and unconditional guaranty of a parent company to honor the Corridor Contract Counterparty's obligations under the Corridor Contract or (b) transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to another counterparty. In either case, the parent company or the new counterparty must, (i) have agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfy any rating requirement set forth in the Corridor Contract.

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited by the supplemental interest trustee into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 1-A-51 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the Class 1-A-51 Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Corridor Contract Counterparty was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. The Corridor Contract Counterparty is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing the Corridor Contract Counterparty to carry out specific regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International" and effective as of January 16, 2006, was renamed "Credit Suisse International." These changes were renamings only.

     The Corridor Contract Counterparty is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of the Corridor Contract Counterparty in the event of its liquidation. The Corridor Contract Counterparty's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. The Corridor Contract Counterparty commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

     The Corridor Contract Counterparty has been assigned a senior unsecured debt rating of "AA- (stable outlook)" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

     The Corridor Contract Counterparty is an affiliate of Credit Suisse Securities (USA) LLC, the underwriter.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty or the supplemental interest trustee. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

     The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust in the supplemental interest trustee, on behalf of the holders of the Class 1-A-51 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the Class 1-A-51 Certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund and be used on future Distribution Dates to pay any Yield Supplement Amount. On the Distribution Date immediately following the earlier of
(i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class 1-A-51 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Credit Suisse Securities (USA) LLC.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-51 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 99.00% over (ii) 5.40%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO

Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period,

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

     (iii) on the first Distribution Date after the Funding Period, any amounts remaining in the Pre-funding Account that are not allocated to the Class PO Certificates.

     Accrual Amounts.

     Class 1-A-53 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-53 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 1-A-53 Accrual Amount") will be distributed as principal in the following order:

     (1) to the Class 1-A-51 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date; and

     (2) to the Class 1-A-53 Certificates, until its Class Certificate Balance is reduced to zero.

     Class 1-A-54 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-54 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 1-A-54 Accrual Amount") will be distributed as principal in the following order:

     (1) to the Class 1-A-51 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

     (2) to the Class 1-A-53 Certificates, until its Class Certificate Balance is reduced to zero;

     (3) to the Class 1-A-51 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

     (4) to the Class 1-A-54 Certificates, until its Class Certificate Balance is reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, after distributions of the accrual amounts, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     2. concurrently:

          a. 10.2233856342%, concurrently, to the Class 1-A-17 and Class 1-A-71 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          b. 66.3685459423% in the following order:

               (i) concurrently, to the Class 1-A-11, Class 1-A-66, Class 1-A-67 and Class 1-A-69 Certificates, pro rata, the Combined Group A Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (ii) concurrently:

                    (x) 58.8837105716% in the following order:

                         (I) concurrently, to the Class 1-A-9, Class 1-A-19, Class 1-A-20, Class 1-A-23, Class 1-A-26 and Class 1-A-33 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (II) concurrently:

                              (A) 42.3076923077% to the Class 1-A-10
                              Certificates, until its Class Certificate Balance is reduced to zero; and

                              (B) 57.6923076923% in the following order:

                                   (1) concurrently, to the Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (2) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                                   (3) to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero; and

                                   (4) to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

                    (y) 25.6248379883% in the following order:

                         (I) concurrently, to the Class 1-A-47 and Class 1-A-48 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate

                         Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                         (II) to the Class 1-A-51 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

                         (III) to the Class 1-A-53 Certificates, until its Class Certificate Balance is reduced to zero;

                         (IV) to the Class 1-A-51 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                         (V) to the Class 1-A- 54 Certificates, until its Class Certificate Balance is reduced to zero;

                         (VI) concurrently, to the Class 1-A-47 and Class 1-A-48 Certificates, pro rata, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

                         (VII) to the Class 1-A-49 Certificates, until its Class Certificate Balance is reduced to zero; and

                    (z) 15.4914514401%, sequentially, to the Class 1-A-50 and Class 1-A-10 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (iii) concurrently, to the Class 1-A-11, Class 1-A-66, Class 1-A-67 and Class 1-A-69 Certificates, pro rata, without regard to the Combined Group A Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          c. 23.4080684234% in the following order:

               (i) concurrently, to the Class 1-A-14 and Class 1-A-74 Certificates, pro rata, the Combined Group B Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (ii) concurrently, to the Class 1-A-45, Class 1-A-46 and Class 1-A-57 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (iii) concurrently, to the Class 1-A-42 and Class 1-A-43 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

               (iv) concurrently, to the Class 1-A-14 and Class 1-A-74 Certificates, pro rata, without regard to the Combined Group B Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     On each Distribution Date, each class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related classes of Depositable Certificates that have been deposited.

     The capitalized terms used herein shall have the following meanings:

     "Combined Group A Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Combined Group A Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Combined Group A Priority Percentage.

     "Combined Group A Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-11, Class 1-A-66, Class 1-A-67 and Class 1-A-69 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the senior and subordinated certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to that Distribution Date.

     "Combined Group B Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Combined Group B Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Combined Group B Priority Percentage.

     "Combined Group B Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-14 and Class 1-A-74 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the senior and subordinated certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to that Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

     - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is not allocated to the Class PO Certificates.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

     The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;

     provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                               Beneficial Interest in     Initial Credit       Original Applicable
                                   Issuing Entity       Enhancement Level   Credit Support Percentage
                               ----------------------   -----------------   -------------------------
Senior Certificates.........           95.75%                 4.25%                    N/A
Class M-1...................            0.75%                 3.50%                   4.25%
Class M-2...................            0.80%                 2.70%                   3.50%
Class M-3...................            1.10%                 1.60%                   2.70%
Class B-1...................            0.60%                 1.00%                   1.60%
Class B-2...................            0.40%                 0.60%                   1.00%
Class B-3...................            0.20%                 0.40%                   0.60%
Class B-4...................            0.20%                 0.20%                   0.40%
Class B-5...................            0.20%                 0.00%                   0.20%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution and accretion of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related prepayment period,

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date, and

     - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is allocable to the Class PO Certificates.

     On the first Distribution Date following the end of the Funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the Class PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans. The "Class PO Sublimit" is a portion of the amount deposited in the Supplemental Loan Account on the closing date equal to approximately $14,000.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-53 and Class 1-A-54 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances until their respective Class Certificate Balances are reduced to zero, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class 1-A-19, Class 1-A-42, Class 1-A-47, Class 1-A-51, Class 1-A-69, Class 1-A-71 and Class 1-A-74 Certificates will instead be allocated to the Class 1-A-9, Class 1-A-43, Class 1-A-48, Class 1-A-66, Class 1-A-67, Class 1-A-17 and Class 1-A-14 Certificates, respectively, until their respective class certificate balances are reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in this free writing prospectus and in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant rate or range of rates set forth below:

                                                                                     PREPAYMENT ASSUMPTION RATE OR
      PRINCIPAL BALANCE SCHEDULE           RELATED CLASSES OF CERTIFICATES                   RANGE OF RATES
      --------------------------           -------------------------------           -----------------------------
Schedule 1: Targeted Balance            Class 1-A-51 Certificates              0% of the Prepayment Assumption
Schedule 2: Aggregate Planned Balance   Class 1-A-47 and 1-A-48 Certificates   125% to 300% of the Prepayment Assumption

     There is no assurance that the Class Certificate Balance of the Targeted Balance Class or the Aggregate Planned Balance Classes will conform on any Distribution Date to the Targeted Balance or Aggregate Planned Balance specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such class of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distributions of principal on these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balance of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain at the rate or within the range specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the applicable Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the applicable Principal Balance Schedule, even if prepayments occur at the rate or within the range specified above.

                                    SCHEDULE 1      SCHEDULE 2
       DISTRIBUTION DATE               ($)             ($)
       -----------------          -------------   -------------
Initial........................   54,542,668.00   81,375,000.00
April 25, 2007.................   54,448,186.86   81,375,000.00
May 25, 2007...................   54,353,177.74   81,375,000.00
June 25, 2007..................   54,257,654.90   81,375,000.00
July 25, 2007..................   54,161,615.55   81,375,000.00
August 25, 2007................   54,065,056.90   81,375,000.00
September 25, 2007.............   53,967,976.14   81,375,000.00
October 25, 2007...............   53,870,370.45   81,375,000.00
November 25, 2007..............   53,772,236.99   81,375,000.00
December 25, 2007..............   53,673,572.90   81,375,000.00
January 25, 2008...............   53,574,375.33   81,375,000.00
February 25, 2008..............   53,474,641.37   81,375,000.00
March 25, 2008.................   53,474,630.81   80,826,414.11
April 25, 2008.................   53,474,620.19   80,241,024.57
May 25, 2008...................   53,474,609.52   79,619,109.79
June 25, 2008..................   53,474,598.80   78,960,971.73
July 25, 2008..................   53,474,588.02   78,266,935.68
August 25, 2008................   53,474,577.19   77,537,350.00
September 25, 2008.............   53,474,566.31   76,772,585.87
October 25, 2008...............   53,474,555.37   75,973,037.00
November 25, 2008..............   53,474,544.37   75,139,119.29
December 25, 2008..............   53,474,533.32   74,271,270.50
January 25, 2009...............   53,474,522.22   73,369,949.91
February 25, 2009..............   53,474,511.06   72,435,637.86
March 25, 2009.................   53,474,499.84   71,468,835.43
April 25, 2009.................   53,474,488.57   70,470,063.90
May 25, 2009...................   53,474,477.25   69,439,864.40
June 25, 2009..................   53,474,465.86   68,378,797.35
July 25, 2009..................   53,474,454.42   67,287,441.97
August 25, 2009................   53,474,442.92   66,166,395.81
September 25, 2009.............   53,474,431.36   65,016,274.14
October 25, 2009...............   53,474,419.75   63,873,773.92
November 25, 2009..............   53,474,408.08   62,738,845.97
December 25, 2009..............   53,474,396.35   61,611,441.44
January 25, 2010...............   53,474,384.56   60,491,511.82
February 25, 2010..............   53,474,372.71   59,379,008.88
March 25, 2010.................   53,474,360.80   58,273,884.74
April 25, 2010.................   53,474,348.84   57,176,091.79
May 25, 2010...................   53,474,336.81   56,085,582.78
June 25, 2010..................   53,474,324.72   55,002,310.72
July 25, 2010..................   53,474,312.58   53,926,228.97
August 25, 2010................   53,474,300.37   52,857,291.15
September 25, 2010.............   53,474,288.10   51,795,451.22
October 25, 2010...............   53,474,275.77   50,740,663.42
November 25, 2010..............   53,474,263.38   49,692,882.29
December 25, 2010..............   53,474,250.92   48,652,062.67
January 25, 2011...............   53,474,238.41   47,618,159.69
February 25, 2011..............   53,474,225.83   46,591,128.79
March 25, 2011.................   53,474,213.19   45,570,925.68
April 25, 2011.................   53,474,200.48   44,557,506.36
May 25, 2011...................   53,474,187.71   43,550,827.12
June 25, 2011..................   53,474,174.88   42,550,844.55
July 25, 2011..................   53,474,161.98   41,557,515.50
August 25, 2011................   53,474,149.02   40,570,797.12
September 25, 2011.............   53,474,136.00   39,590,646.82
October 25, 2011...............   53,474,122.91   38,617,022.31
November 25, 2011..............   53,474,109.75   37,649,881.57
December 25, 2011..............   53,474,096.53   36,689,182.83
January 25, 2012...............   53,474,083.24   35,734,884.64
February 25, 2012..............   53,474,069.89   34,786,945.76
March 25, 2012.................   53,474,056.46   33,845,325.28
April 25, 2012.................   53,474,042.98   33,002,973.31
May 25, 2012...................   53,474,029.42   32,166,689.15
June 25, 2012..................   53,474,015.80   31,336,433.00
July 25, 2012..................   53,474,002.10   30,512,165.31
August 25, 2012................   53,473,988.34   29,693,846.79
September 25, 2012.............   53,473,974.51   28,881,438.41
October 25, 2012...............   53,473,960.62   28,074,901.40

                                    SCHEDULE 1      SCHEDULE 2
       DISTRIBUTION DATE               ($)             ($)
       -----------------          -------------   -------------
November 25, 2012..............   53,473,946.65   27,274,197.23
December 25, 2012..............   53,473,932.61   26,479,287.66
January 25, 2013...............   53,473,918.50   25,690,134.65
February 25, 2013..............   53,473,904.32   24,906,700.45
March 25, 2013.................   53,473,890.08   24,128,947.54
April 25, 2013.................   53,473,875.76   23,387,212.41
May 25, 2013...................   53,473,861.36   22,650,942.01
June 25, 2013..................   53,473,846.90   21,920,099.97
July 25, 2013..................   53,473,832.36   21,194,650.17
August 25, 2013................   53,473,817.75   20,474,556.73
September 25, 2013.............   53,473,803.07   19,759,784.01
October 25, 2013...............   53,473,788.32   19,050,296.60
November 25, 2013..............   53,473,773.49   18,346,059.32
December 25, 2013..............   53,473,758.58   17,647,037.23
January 25, 2014...............   53,473,743.61   16,953,195.62
February 25, 2014..............   53,473,728.55   16,264,500.02
March 25, 2014.................   53,473,713.42   15,580,916.16
April 25, 2014.................   53,473,698.22   15,030,095.00
May 25, 2014...................   53,473,682.94   14,491,326.66
June 25, 2014..................   53,473,667.59   13,964,381.96
July 25, 2014..................   53,473,652.15   13,449,035.81
August 25, 2014................   53,473,636.64   12,945,067.12
September 25, 2014.............   53,473,621.05   12,452,258.74
October 25, 2014...............   53,473,605.39   11,970,397.43
November 25, 2014..............   53,473,589.65   11,499,273.71
December 25, 2014..............   53,473,573.82   11,038,681.87
January 25, 2015...............   53,473,557.92   10,588,419.87
February 25, 2015..............   53,473,541.94   10,148,289.29
March 25, 2015.................   53,473,525.88    9,718,095.26
April 25, 2015.................   53,473,509.74    9,411,562.59
May 25, 2015...................   53,473,493.52    9,111,839.69
June 25, 2015..................   53,473,477.21    8,818,790.68
July 25, 2015..................   53,473,460.83    8,532,282.25
August 25, 2015................   53,473,444.36    8,252,183.57
September 25, 2015.............   53,473,427.81    7,978,366.30
October 25, 2015...............   53,473,411.18    7,710,704.47
November 25, 2015..............   53,473,394.46    7,449,074.53
December 25, 2015..............   53,473,377.67    7,193,355.21
January 25, 2016...............   53,473,360.78    6,943,427.55
February 25, 2016..............   53,473,343.82    6,699,174.82
March 25, 2016.................   53,473,326.77    6,460,482.52
April 25, 2016.................   53,473,309.63    6,323,836.05
May 25, 2016...................   53,473,292.41    6,189,521.30
June 25, 2016..................   53,473,275.10    6,057,499.04
July 25, 2016..................   53,473,257.70    5,927,730.65
August 25, 2016................   53,473,240.22    5,800,178.21
September 25, 2016.............   53,473,222.65    5,674,804.38
October 25, 2016...............   53,473,204.99    5,551,572.49
November 25, 2016..............   53,473,187.25    5,430,446.44
December 25, 2016..............   53,473,169.41    5,311,390.77
January 25, 2017...............   53,473,151.49    5,194,370.58
February 25, 2017..............   53,473,133.47    5,079,351.58
March 25, 2017.................   53,473,115.37    4,966,300.04
April 25, 2017.................   53,473,097.18    4,849,636.17
May 25, 2017...................   53,473,078.89    4,735,026.14
June 25, 2017..................   53,473,060.52    4,622,434.72
July 25, 2017..................   53,473,042.05    4,511,827.26
August 25, 2017................   53,473,023.49    4,403,169.70
September 25, 2017.............   53,473,004.83    4,296,428.56
October 25, 2017...............   53,472,986.09    4,191,570.93
November 25, 2017..............   53,472,967.25    4,088,564.43
December 25, 2017..............   53,472,948.31    3,987,377.26
January 25, 2018...............   53,472,929.28    3,887,978.15
February 25, 2018..............   53,472,910.16    3,790,336.33
March 25, 2018.................   53,472,890.94    3,694,421.60
April 25, 2018.................   53,472,871.62    3,600,204.22
May 25, 2018...................   53,472,852.21    3,507,654.99
June 25, 2018..................   53,472,832.70    3,416,745.18

                                    SCHEDULE 1      SCHEDULE 2
       DISTRIBUTION DATE               ($)             ($)
       -----------------          -------------   -------------
July 25, 2018..................   53,472,813.09    3,327,446.57
August 25, 2018................   53,472,793.39    3,239,731.40
September 25, 2018.............   53,472,773.58    3,153,572.39
October 25, 2018...............   53,472,753.68    3,068,942.71
November 25, 2018..............   53,472,733.68    2,985,815.99
December 25, 2018..............   53,472,713.58    2,904,166.31
January 25, 2019...............   53,472,693.37    2,823,968.19
February 25, 2019..............   53,472,673.07    2,745,196.58
March 25, 2019.................   53,472,652.66    2,667,826.86
April 25, 2019.................   53,472,632.16    2,591,834.80
May 25, 2019...................   53,472,611.55    2,517,196.62
June 25, 2019..................   53,472,590.83    2,443,888.92
July 25, 2019..................   53,472,570.02    2,371,888.70
August 25, 2019................   53,472,549.09    2,301,173.35
September 25, 2019.............   53,472,528.07    2,231,720.66
October 25, 2019...............   53,472,506.94    2,163,508.77
November 25, 2019..............   53,472,485.70    2,096,516.21
December 25, 2019..............   53,472,464.36    2,030,721.86
January 25, 2020...............   53,472,442.91    1,966,104.98
February 25, 2020..............   53,472,421.36    1,902,645.17
March 25, 2020.................   53,472,399.69    1,840,322.37
April 25, 2020.................   53,472,377.92    1,779,116.87
May 25, 2020...................   53,472,356.04    1,719,009.28
June 25, 2020..................   53,472,334.05    1,659,980.58
July 25, 2020..................   53,472,311.95    1,602,012.02
August 25, 2020................   53,472,289.74    1,545,085.20
September 25, 2020.............   53,472,267.41    1,489,182.04
October 25, 2020...............   53,472,244.98    1,434,284.74
November 25, 2020..............   53,472,222.43    1,380,375.83
December 25, 2020..............   53,472,199.77    1,327,438.12
January 25, 2021...............   53,472,177.00    1,275,454.72
February 25, 2021..............   53,472,154.12    1,224,409.02
March 25, 2021.................   53,472,131.12    1,174,284.71
April 25, 2021.................   53,472,108.00    1,125,065.73
May 25, 2021...................   53,472,084.77    1,076,736.33
June 25, 2021..................   53,472,061.42    1,029,281.00
July 25, 2021..................   53,472,037.96      982,684.51
August 25, 2021................   53,472,014.38      936,931.87
September 25, 2021.............   53,471,990.68      892,008.37
October 25, 2021...............   53,471,966.86      847,899.53
November 25, 2021..............   53,471,942.93      804,591.14
December 25, 2021..............   53,471,918.87      762,069.21
January 25, 2022...............   53,471,894.69      720,320.00
February 25, 2022..............   53,471,870.40      679,330.01
March 25, 2022.................   53,471,845.98      639,085.96
April 25, 2022.................   53,471,821.44      599,574.80
May 25, 2022...................   53,471,796.77      560,783.71
June 25, 2022..................   53,471,771.99      522,700.07
July 25, 2022..................   53,471,747.07      485,311.49
August 25, 2022................   53,471,722.04      448,605.81
September 25, 2022.............   53,471,696.88      412,571.04
October 25, 2022...............   53,471,671.59      377,195.42
November 25, 2022..............   53,471,646.18      342,467.38
December 25, 2022..............   53,471,620.64      308,375.57
January 25, 2023...............   53,471,594.97      274,908.80
February 25, 2023..............   53,471,569.18      242,056.10
March 25, 2023.................   53,471,543.25      209,806.67
April 25, 2023.................   53,471,517.20      178,149.90
May 25, 2023...................   53,471,491.01      147,075.38
June 25, 2023..................   53,471,464.70      116,572.86
July 25, 2023..................   53,471,438.25       86,632.25
August 25, 2023................   53,471,411.67       57,243.67
September 25, 2023.............   53,471,384.96       28,397.39
October 25, 2023...............   53,471,358.11           83.85
November 25, 2023..............   53,471,331.13            0.00
December 25, 2023..............   53,471,304.01            0.00
January 25, 2024...............   53,471,276.76            0.00
February 25, 2024..............   53,471,249.38            0.00

                                    SCHEDULE 1      SCHEDULE 2
       DISTRIBUTION DATE               ($)             ($)
       -----------------          -------------   -------------
March 25, 2024.................   53,471,221.85            0.00
April 25, 2024.................   53,471,194.19            0.00
May 25, 2024...................   53,471,166.39            0.00
June 25, 2024..................   53,471,138.45            0.00
July 25, 2024..................   53,471,110.37            0.00
August 25, 2024................   53,471,082.16            0.00
September 25, 2024.............   53,471,053.80            0.00
October 25, 2024...............   53,471,025.29            0.00
November 25, 2024..............   53,470,996.65            0.00
December 25, 2024..............   53,470,967.86            0.00
January 25, 2025...............   53,470,938.93            0.00
February 25, 2025..............   53,470,909.85            0.00
March 25, 2025.................   53,470,880.63            0.00
April 25, 2025.................   53,470,851.26            0.00
May 25, 2025...................   53,470,821.75            0.00
June 25, 2025..................   53,470,792.09            0.00
July 25, 2025..................   53,470,762.28            0.00
August 25, 2025................   53,470,732.32            0.00
September 25, 2025.............   53,470,702.21            0.00
October 25, 2025...............   53,470,671.95            0.00
November 25, 2025..............   53,470,641.54            0.00
December 25, 2025..............   53,470,610.98            0.00
January 25, 2026...............   53,470,580.26            0.00
February 25, 2026..............   53,470,549.39            0.00
March 25, 2026.................   53,470,518.37            0.00
April 25, 2026.................   53,470,487.19            0.00
May 25, 2026...................   53,470,455.85            0.00
June 25, 2026..................   53,470,424.36            0.00
July 25, 2026..................   53,470,392.71            0.00
August 25, 2026................   53,470,360.90            0.00
September 25, 2026.............   53,470,328.94            0.00
October 25, 2026...............   53,470,296.81            0.00
November 25, 2026..............   53,470,264.52            0.00
December 25, 2026..............   53,470,232.08            0.00
January 25, 2027...............   53,470,199.47            0.00
February 25, 2027..............   53,470,166.69            0.00
March 25, 2027.................   53,470,133.76            0.00
April 25, 2027.................   53,470,100.65            0.00
May 25, 2027...................   53,470,067.39            0.00
June 25, 2027..................   53,470,033.95            0.00
July 25, 2027..................   53,470,000.35            0.00
August 25, 2027................   53,469,966.58            0.00
September 25, 2027.............   53,469,932.64            0.00
October 25, 2027...............   53,469,898.54            0.00
November 25, 2027..............   53,469,864.26            0.00
December 25, 2027..............   53,469,829.81            0.00
January 25, 2028...............   53,469,795.19            0.00
February 25, 2028..............   53,469,760.39            0.00
March 25, 2028.................   53,469,725.42            0.00
April 25, 2028.................   53,469,690.28            0.00
May 25, 2028...................   53,469,654.96            0.00
June 25, 2028..................   53,469,619.46            0.00
July 25, 2028..................   53,469,583.79            0.00
August 25, 2028................   53,469,547.94            0.00
September 25, 2028.............   53,469,511.91            0.00
October 25, 2028...............   53,469,475.70            0.00
November 25, 2028..............   53,469,439.30            0.00
December 25, 2028..............   53,469,402.73            0.00
January 25, 2029...............   53,469,365.97            0.00
February 25, 2029..............   53,469,329.03            0.00
March 25, 2029.................   53,469,291.91            0.00
April 25, 2029.................   53,469,254.59            0.00
May 25, 2029...................   53,469,217.10            0.00
June 25, 2029..................   53,469,179.41            0.00
July 25, 2029..................   53,469,141.54            0.00
August 25, 2029................   53,469,103.47            0.00
September 25, 2029.............   53,469,065.22            0.00
October 25, 2029...............   53,469,026.78            0.00

                                    SCHEDULE 1      SCHEDULE 2
       DISTRIBUTION DATE               ($)             ($)
       -----------------          -------------   -------------
November 25, 2029..............   53,468,988.14            0.00
December 25, 2029..............   53,468,949.31            0.00
January 25, 2030...............   53,468,910.28            0.00
February 25, 2030..............   53,468,871.07            0.00
March 25, 2030.................   53,468,831.65            0.00
April 25, 2030.................   53,468,792.04            0.00
May 25, 2030...................   53,468,752.23            0.00
June 25, 2030..................   53,468,712.22            0.00
July 25, 2030..................   53,468,672.01            0.00
August 25, 2030................   53,468,631.60            0.00
September 25, 2030.............   53,468,590.98            0.00
October 25, 2030...............   53,468,550.17            0.00
November 25, 2030..............   53,468,509.15            0.00
December 25, 2030..............   53,468,467.92            0.00
January 25, 2031...............   53,468,426.49            0.00
February 25, 2031..............   53,468,384.85            0.00
March 25, 2031.................   53,081,627.02            0.00
April 25, 2031.................   52,461,377.03            0.00
May 25, 2031...................   51,837,759.33            0.00
June 25, 2031..................   51,210,755.65            0.00
July 25, 2031..................   50,580,347.58            0.00
August 25, 2031................   49,946,516.66            0.00
September 25, 2031.............   49,309,244.29            0.00
October 25, 2031...............   48,668,511.78            0.00
November 25, 2031..............   48,024,300.36            0.00
December 25, 2031..............   47,376,591.12            0.00
January 25, 2032...............   46,725,365.08            0.00
February 25, 2032..............   46,070,603.14            0.00
March 25, 2032.................   45,412,286.11            0.00
April 25, 2032.................   44,750,394.67            0.00
May 25, 2032...................   44,084,909.43            0.00
June 25, 2032..................   43,415,810.86            0.00
July 25, 2032..................   42,743,079.35            0.00
August 25, 2032................   42,066,695.18            0.00
September 25, 2032.............   41,386,638.50            0.00
October 25, 2032...............   40,702,889.38            0.00
November 25, 2032..............   40,015,427.77            0.00
December 25, 2032..............   39,324,233.50            0.00
January 25, 2033...............   38,629,286.33            0.00
February 25, 2033..............   37,930,565.85            0.00
March 25, 2033.................   37,228,051.60            0.00
April 25, 2033.................   36,521,722.96            0.00
May 25, 2033...................   35,811,559.23            0.00
June 25, 2033..................   35,097,539.58            0.00
July 25, 2033..................   34,379,643.08            0.00
August 25, 2033................   33,657,848.67            0.00
September 25, 2033.............   32,932,135.20            0.00
October 25, 2033...............   32,202,481.37            0.00
November 25, 2033..............   31,468,865.80            0.00
December 25, 2033..............   30,731,266.98            0.00
January 25, 2034...............   29,989,663.27            0.00
February 25, 2034..............   29,244,032.93            0.00
March 25, 2034.................   28,494,354.10            0.00
April 25, 2034.................   27,740,604.79            0.00
May 25, 2034...................   26,982,762.90            0.00
June 25, 2034..................   26,220,806.22            0.00
July 25, 2034..................   25,454,712.39            0.00
August 25, 2034................   24,684,458.96            0.00
September 25, 2034.............   23,910,023.33            0.00
October 25, 2034...............   23,131,382.80            0.00
November 25, 2034..............   22,348,514.54            0.00
December 25, 2034..............   21,561,395.60            0.00
January 25, 2035...............   20,770,002.88            0.00
February 25, 2035..............   19,974,313.19            0.00
March 25, 2035.................   19,174,303.20            0.00
April 25, 2035.................   18,369,949.44            0.00
May 25, 2035...................   17,561,228.33            0.00
June 25, 2035..................   16,748,116.15            0.00

                                    SCHEDULE 1      SCHEDULE 2
       DISTRIBUTION DATE               ($)             ($)
       -----------------          -------------   -------------
July 25, 2035..................   15,930,589.07            0.00
August 25, 2035................   15,108,623.11            0.00
September 25, 2035.............   14,282,194.17            0.00
October 25, 2035...............   13,451,278.01            0.00
November 25, 2035..............   12,615,850.28            0.00
December 25, 2035..............   11,775,886.46            0.00
January 25, 2036...............   10,931,361.95            0.00
February 25, 2036..............   10,082,251.96            0.00
March 25, 2036.................    9,228,531.60            0.00
April 25, 2036.................    8,370,175.84            0.00
May 25, 2036...................    7,507,159.51            0.00
June 25, 2036..................    6,639,457.31            0.00
July 25, 2036..................    5,767,043.78            0.00
August 25, 2036................    4,889,893.35            0.00
September 25, 2036.............    4,007,980.30            0.00
October 25, 2036...............    3,121,278.76            0.00
November 25, 2036..............    2,229,762.74            0.00
December 25, 2036..............    1,333,406.09            0.00
January 25, 2037...............      432,182.54            0.00
February 25, 2037 and
   thereafter..................            0.00            0.00

                                                                         Annex A

                                THE MORTGAGE POOL

     The following information sets forth certain characteristics of the Initial Mortgage Loans as of the initial cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

                                MORTGAGE RATES(1)

                                                                                  WEIGHTED             WEIGHTED
                                NUMBER                     PERCENT    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                                  OF        AGGREGATE        OF      PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL    BALANCE     TERM TO     FICO     LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MATURITY    CREDIT      VALUE
MORTGAGE RATE (%)                LOANS     OUTSTANDING      LOANS       ($)      (MONTHS)     SCORE    RATIO (%)
-----------------              --------  ---------------  --------  -----------  ---------  --------  ----------
6.170 .......................        2   $    989,000.00     0.12%   494,500.00     360        689      94.64
6.210 .......................        1        428,000.00     0.05    428,000.00     360        739      83.92
6.250 .......................      115     69,754,252.32     8.51    606,558.72     360        750      71.76
6.280 .......................        1        571,500.00     0.07    571,500.00     360        727      90.00
6.375 .......................      495    300,646,993.59    36.66    607,367.66     360        744      72.53
6.385 .......................        1        450,000.00     0.05    450,000.00     360        660      86.87
6.405 .......................        1        571,500.00     0.07    571,500.00     360        664      90.00
6.410 .......................        1        526,500.00     0.06    526,500.00     360        676      90.00
6.500 .......................      386    228,010,272.91    27.80    590,700.19     360        736      73.56
6.530 .......................        1        527,500.00     0.06    527,500.00     360        684      87.92
6.535 .......................        1        560,000.00     0.07    560,000.00     360        669      88.19
6.625 .......................      154     99,442,728.16    12.13    645,732.00     360        738      74.20
6.670 .......................        1        434,870.00     0.05    434,870.00     360        786      90.60
6.750 .......................       83     50,122,837.47     6.11    603,889.61     360        742      74.02
6.810 .......................        1        573,750.00     0.07    573,750.00     360        758      85.00
6.875 .......................       54     32,118,610.17     3.92    594,789.08     360        738      75.71
7.000 .......................       15     10,119,401.08     1.23    674,626.74     359        727      76.24
7.125 .......................       10      8,855,037.32     1.08    885,503.73     357        746      74.61
7.250 .......................       12      7,350,640.00     0.90    612,553.33     359        741      75.70
7.375 .......................        6      3,438,093.97     0.42    573,015.66     360        727      78.59
7.500 .......................        3      1,669,620.02     0.20    556,540.01     360        698      72.95
7.625 .......................        1        544,000.00     0.07    544,000.00     360        756      80.00
7.750 .......................        1        650,000.00     0.08    650,000.00     360        700      70.27

                                                                         Annex A

                                                                                  WEIGHTED             WEIGHTED
                                NUMBER                     PERCENT    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                                  OF        AGGREGATE        OF      PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL    BALANCE     TERM TO     FICO     LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MATURITY    CREDIT      VALUE
MORTGAGE RATE (%)                LOANS     OUTSTANDING      LOANS       ($)      (MONTHS)     SCORE    RATIO (%)
-----------------              --------  ---------------  --------  -----------  ---------  --------  ----------
7.875 .......................        1        429,500.00     0.05    429,500.00     360        748      80.00
8.750........................        2      1,251,754.00     0.15    625,877.00     360        761      80.00
                                 -----   ---------------   ------
Total........................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans (as so adjusted) was approximately 6.509% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans was approximately 6.512% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                              WEIGHTED             WEIGHTED
                                NUMBER                     PERCENT     AVERAGE                AVERAGE   WEIGHTED   AVERAGE
                                  OF        AGGREGATE        OF       PRINCIPAL    WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL     BALANCE      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF CURRENT MORTGAGE      MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)      LOANS     OUTSTANDING      LOANS        ($)       RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------    --------  ---------------  --------  -------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00 .....      157   $ 68,443,973.76     8.35%     435,948.88    6.503       360       733      73.66
450,000.01 - 500,000.00 .....      321    153,547,562.48    18.72      478,341.32    6.492       360       737      74.12
500,000.01 - 550,000.00 .....      227    119,254,061.62    14.54      525,348.29    6.519       360       742      76.39
550,000.01 - 600,000.00 .....      192    110,910,563.50    13.53      577,659.18    6.502       360       738      73.22
600,000.01 - 650,000.00 .....      144     91,128,356.62    11.11      632,835.81    6.560       360       741      72.53
650,000.01 - 700,000.00 .....       60     40,583,557.30     4.95      676,392.62    6.508       360       747      75.25
700,000.01 - 750,000.00 .....       59     43,022,108.43     5.25      729,188.28    6.500       360       736      74.81
750,000.01 - 1,000,000.00 ...      151    133,786,484.00    16.31      886,003.21    6.507       360       744      72.60
1,000,000.01 -
   1,500,000.00 .............       25     32,835,319.40     4.00    1,313,412.78    6.488       360       757      65.06
1,500,000.01 -
   2,000,000.00 .............        8     14,763,833.58     1.80    1,845,479.20    6.413       360       742      68.20
Above 2,000,000.01 ..........        5     11,760,540.32     1.43    2,352,108.06    6.760       358       767      69.62
                                 -----   ---------------   ------
   Total ....................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans was approximately $607,885.

                                                                         Annex A

                              FICO CREDIT SCORES(1)

                                                                                              WEIGHTED             WEIGHTED
                                NUMBER                     PERCENT     AVERAGE                AVERAGE   WEIGHTED   AVERAGE
                                  OF        AGGREGATE        OF       PRINCIPAL    WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL     BALANCE      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF FICO                  MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY   CREDIT     VALUE
CREDIT SCORES                    LOANS     OUTSTANDING      LOANS        ($)       RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                  --------  ---------------  --------  -------------  --------  ---------  --------  ---------
660-679 .....................       98   $ 53,149,469.49     6.48%    542,341.53     6.529      360        669      77.17
680-699 .....................      106     58,409,608.75     7.12     551,034.04     6.561      360        690      77.56
700-719 .....................      223    136,589,470.58    16.66     612,508.84     6.530      360        709      71.64
720 and Above ...............      922    571,887,812.19    69.74     620,268.78     6.501      360        760      73.08
                                 -----   ---------------   ------
   Total ....................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 741.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                              WEIGHTED             WEIGHTED
                                NUMBER                     PERCENT     AVERAGE                AVERAGE   WEIGHTED   AVERAGE
                                  OF        AGGREGATE        OF       PRINCIPAL    WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL     BALANCE      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL              MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING      LOANS        ($)       RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------       --------  ---------------  --------  -------------  --------  ---------  --------  ---------
50.00 and Below .............       63   $ 42,740,294.50     5.21%    678,417.37     6.480      360        747      40.15
50.01 to 55.00 ..............       25     15,506,311.54     1.89     620,252.46     6.455      360        751      52.64
55.01 to 60.00 ..............       48     31,622,745.00     3.86     658,807.19     6.417      359        752      57.37
60.01 to 65.00 ..............       64     38,743,525.93     4.72     605,367.59     6.480      359        745      62.88
65.01 to 70.00 ..............      148     92,533,163.69    11.28     625,224.08     6.488      360        743      68.29
70.01 to 75.00 ..............      184    114,732,980.01    13.99     623,548.80     6.516      360        747      73.49
75.01 to 80.00 ..............      779    464,874,842.99    56.69     596,758.46     6.523      360        738      79.49
80.01 to 85.00 ..............        7      3,472,180.64     0.42     496,025.81     6.547      360        729      84.51
85.01 to 90.00 ..............       21     10,877,008.30     1.33     517,952.78     6.656      359        707      89.14
90.01 to 95.00 ..............       10      4,933,308.41     0.60     493,330.84     6.748      359        739      93.71
                                 -----   ---------------   ------
   Total ....................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 73.42%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

                                                                         Annex A

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                            WEIGHTED            WEIGHTED
                                NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                  OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
RANGE OF COMBINED ORIGINAL     MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)         LOANS     OUTSTANDING      LOANS       ($)       RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------------------     --------  ---------------  --------  -----------  --------  ---------  --------  --------
50.00 and Below .............       57   $ 37,550,294.50     4.58%   658,777.10    6.470      360        747      40.26
50.01 to 55.00 ..............       24     15,746,311.54     1.92    656,096.31    6.474      360        750      49.92
55.01 to 60.00 ..............       44     29,612,867.76     3.61    673,019.72    6.418      360        752      56.62
60.01 to 65.00 ..............       59     35,139,002.13     4.29    595,576.31    6.480      359        742      62.61
65.01 to 70.00 ..............      135     82,030,819.70    10.00    607,635.70    6.469      359        744      68.00
70.01 to 75.00 ..............      169    105,896,747.07    12.91    626,607.97    6.508      360        750      72.92
75.01 to 80.00 ..............      448    276,189,220.44    33.68    616,493.80    6.516      360        740      78.75
80.01 to 85.00 ..............       58     33,146,331.93     4.04    571,488.48    6.553      360        745      78.91
85.01 to 90.00 ..............      230    137,671,486.30    16.79    598,571.68    6.521      360        737      79.68
90.01 to 95.00 ..............       51     26,980,177.98     3.29    529,023.10    6.620      360        721      81.93
95.01 to 100.00 .............       74     40,073,101.66     4.89    541,528.40    6.589      360        719      79.61
                                 -----   ---------------   ------
   Total ....................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

----------
(1) As of the initial cut-off date, the weighted average combined original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 77.03%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

                                                                         Annex A

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                            WEIGHTED            WEIGHTED
                                NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                  OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA                  LOANS     OUTSTANDING      LOANS       ($)       RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------                --------  ---------------  --------  -----------  --------  ---------  --------  --------
Arizona .....................       40   $ 22,182,224.13     2.71%   554,555.60    6.569      360        738      71.68
California ..................      559    348,943,844.39    42.55    624,228.70    6.493      360        742      71.91
Florida .....................       61     35,577,342.85     4.34    583,235.13    6.539      360        738      74.41
Illinois ....................       41     26,552,358.99     3.24    647,618.51    6.579      360        734      73.60
Maryland ....................       64     34,412,853.54     4.20    537,700.84    6.553      360        727      76.16
Massachusetts ...............       31     19,929,702.60     2.43    642,893.63    6.500      360        735      74.82
New Jersey ..................       60     32,954,267.14     4.02    549,237.79    6.505      360        729      77.10
New York ....................       74     44,601,168.55     5.44    602,718.49    6.517      359        746      73.97
Texas .......................       32     23,468,761.66     2.86    733,398.80    6.519      360        739      75.26
Virginia ....................       61     34,564,148.31     4.21    566,625.38    6.500      360        743      75.86
Washington ..................       48     26,082,471.81     3.18    543,384.83    6.472      360        745      71.94
Other (less than 2%) ........      278    170,767,217.04    20.82    614,270.56    6.526      360        743      74.44
                                 -----   ---------------   ------
   Total ....................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

----------
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.595% of the Initial Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                                                         Annex A

                            PURPOSE OF MORTGAGE LOANS

                                                                                            WEIGHTED            WEIGHTED
                                NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                  OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                     LOANS     OUTSTANDING      LOANS       ($)       RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------                   --------  ---------------  --------  -----------  --------  ---------  --------  --------
Refinance (Cash-Out) ........      489   $279,463,584.50    34.08%   571,500.17    6.501      360        732      71.33
Purchase ....................      488    304,914,066.34    37.18    624,823.91    6.514      360        749      77.21
Refinance (Rate/Term) .......      372    235,658,710.17    28.74    633,491.16    6.522      360        741      71.01
                                 -----   ---------------   ------
   Total ....................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                            WEIGHTED            WEIGHTED
                                NUMBER                     PERCENT    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                  OF        AGGREGATE        OF      PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                INITIAL     PRINCIPAL      INITIAL    BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-
                               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                    LOANS     OUTSTANDING      LOANS       ($)       RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------                  --------  ---------------  --------  -----------  --------  ---------  --------  --------
2-4 Family Residence ........       11   $  6,882,926.46     0.84%   625,720.59    6.562      360        743      73.65
Condominium Hotel ...........        1        458,500.00     0.06    458,500.00    6.500      360        782      70.00
Cooperative .................        4      2,596,600.00     0.32    649,150.00    6.511      360        761      77.10
High-rise Condominium .......        1        451,450.00     0.06    451,450.00    6.500      360        751      77.17
Low-rise Condominium ........       88     50,281,071.67     6.13    571,375.81    6.513      360        749      75.10
Planned Unit Development ....      349    208,110,467.99    25.38    596,305.07    6.513      360        740      74.73
Single Family Residence .....      895    551,255,344.89    67.22    615,927.76    6.511      360        740      72.76
                                 -----   ---------------   ------
   Total ....................    1,349   $820,036,361.01   100.00%
                                 =====   ===============   ======

                                                                         Annex A

                               OCCUPANCY TYPES(1)

                                                                                               WEIGHTED
                                                                         AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE     PERCENT OF   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                INITIAL      PRINCIPAL       INITIAL     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                   LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                 ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Primary Residence ...........    1,266    $767,819,204.80     93.63%    606,492.26    6.507      360        741        73.59
Secondary Residence .........       83      52,217,156.21      6.37     629,122.36    6.582      360        741        70.94
                                 -----    ---------------    ------
   Total ....................    1,349    $820,036,361.01    100.00%
                                 =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                          AVERAGE              WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE     PERCENT OF    PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                                INITIAL      PRINCIPAL       INITIAL      BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM                  MORTGAGE      BALANCE       MORTGAGE    OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)             LOANS      OUTSTANDING       LOANS         ($)      RATE (%)    SCORE     RATIO (%)
--------------------           ---------  ---------------  ----------  ------------  --------  --------  -------------
360 .........................    1,195    $720,990,520.51     87.92%     603,339.35    6.510      741      73.42
359 .........................      101      64,898,183.38      7.91      642,556.27    6.513      742      73.11
358 .........................       31      19,862,606.62      2.42      640,729.25    6.465      745      74.05
357 .........................        6       3,663,259.15      0.45      610,543.19    6.511      729      76.86
356 .........................        4       2,126,269.93      0.26      531,567.48    6.393      740      67.38
355 .........................        4       2,354,537.94      0.29      588,634.49    6.557      734      81.48
354 .........................        2       1,246,011.01      0.15      623,005.51    6.575      723      73.46
352 .........................        1         420,819.14      0.05      420,819.14    6.500      701      75.71
351 .........................        1         481,156.15      0.06      481,156.15    6.750      787      78.23
350 .........................        1         520,581.86      0.06      520,581.86    7.000      762      77.49
348 .........................        2       2,962,415.32      0.36    1,481,207.66    7.156      770      71.29
300 .........................        1         510,000.00      0.06      510,000.00    6.500      713      57.30
                                 -----    ---------------    ------
   Total ....................    1,349    $820,036,361.01    100.00%
                                 =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 360 months.

                                                                         Annex A

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                               WEIGHTED
                                                                         AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE     PERCENT OF   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                INITIAL      PRINCIPAL       INITIAL     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
INTEREST-ONLY PERIOD (MONTHS)    LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------------------  ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ...........................      815    $492,508,109.14     60.06%    604,304.43    6.486      360        742        72.77
120 .........................      534     327,528,251.87     39.94     613,348.79    6.550      360        738        74.41
                                 -----    ---------------    ------
   Total ....................    1,349    $820,036,361.01    100.00%
                                 =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                               WEIGHTED
                                                                         AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE     PERCENT OF   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                INITIAL      PRINCIPAL       INITIAL     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD        MORTGAGE      BALANCE       MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                         LOANS      OUTSTANDING       LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------       ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ...........................    1,339    $814,373,779.15     99.31%    608,195.50    6.510      360        741        73.41
6 ...........................        1         524,000.00      0.06     524,000.00    6.500      360        707        80.00
12 ..........................        2       1,024,000.00      0.12     512,000.00    6.875      360        703        80.00
30 ..........................        1         520,581.86      0.06     520,581.86    7.000      350        762        77.49
36 ..........................        2       1,044,000.00      0.13     522,000.00    6.936      360        738        77.15
60 ..........................        4       2,550,000.00      0.31     637,500.00    6.679      360        739        72.91
                                 -----    ---------------    ------
   Total ....................    1,349    $820,036,361.01    100.00%
                                 =====    ===============    ======

                                                                         ANNEX I

        AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE
                               CERTIFICATES(1)(2)

   CLASSES OF DEPOSITABLE
        CERTIFICATES               RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
---------------------------     -------------------------------------------------
                                                  MAXIMUM
 CLASSES OF      ORIGINAL        CLASSES OF      ORIGINAL
 DEPOSITABLE    CERTIFICATE     EXCHANGEABLE    CERTIFICATE
CERTIFICATES      BALANCE       CERTIFICATES      BALANCE       PASS-THROUGH RATE
------------   ------------     ------------   ------------     -----------------
      Recombination 1
Class 1-A-14   $  1,946,000      Class 1-A-1   $238,696,966                6.00%
Class 1-A-42   $ 31,231,000
Class 1-A-43   $  1,326,966
Class 1-A-45   $105,600,000
Class 1-A-46   $ 21,120,000
Class 1-A-55   $ 21,120,000(3)
Class 1-A-56   $ 21,120,000(3)
Class 1-A-57   $ 31,680,000
Class 1-A-59   $ 31,680,000(3)
Class 1-A-60   $ 31,680,000(3)
Class 1-A-74   $ 45,793,000
Class 1-A-75   $ 45,793,000(3)

      Recombination 2
Class 1-A-18   $ 85,000,000(3)   Class 1-A-8   $ 85,000,000                5.75%
Class 1-A-19   $ 85,000,000

      Recombination 3
Class 1-A-20   $ 20,483,236     Class 1-A-13   $153,624,270                6.00%
Class 1-A-21   $ 20,483,236(3)
Class 1-A-22   $ 20,483,236(3)
Class 1-A-23   $ 30,724,854
Class 1-A-24   $ 30,724,854(3)
Class 1-A-25   $ 30,724,854(3)
Class 1-A-26   $102,416,180

      Recombination 4
Class 1-A-74   $ 45,793,000     Class 1-A-15   $ 45,793,000                6.00%
Class 1-A-75   $ 45,793,000(3)

      Recombination 5
Class 1-A-14   $  1,946,000     Class 1-A-16   $ 47,739,000                6.00%
Class 1-A-74   $ 45,793,000
Class 1-A-75   $ 45,793,000(3)

      Recombination 6
Class 1-A-20   $ 20,483,236     Class 1-A-27   $ 51,208,090        LIBOR + 0.25%
Class 1-A-23   $ 30,724,854

      Recombination 7
Class 1-A-21   $ 20,483,236(3)  Class 1-A-28   $ 51,208,090(3)    6.75% - LIBOR
Class 1-A-24   $ 30,724,854(3)

      Recombination 8
Class 1-A-22   $ 20,483,236(3)  Class 1-A-29   $ 51,208,090(3)    6.70% - LIBOR
Class 1-A-25   $ 30,724,854(3)

   CLASSES OF DEPOSITABLE
        CERTIFICATES               RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
---------------------------     -------------------------------------------------
                                                  MAXIMUM
 CLASSES OF      ORIGINAL        CLASSES OF      ORIGINAL
 DEPOSITABLE    CERTIFICATE     EXCHANGEABLE    CERTIFICATE
CERTIFICATES      BALANCE       CERTIFICATES      BALANCE       PASS-THROUGH RATE
------------   ------------     ------------   ------------     -----------------
      Recombination 9
Class 1-A-20   $ 20,483,236     Class 1-A-30   $ 20,483,236        LIBOR + 0.30%
Class 1-A-21   $ 20,483,236(3)

      Recombination 10
Class 1-A-23   $ 30,724,854     Class 1-A-31   $ 30,724,854        LIBOR + 0.30%
Class 1-A-24   $ 30,724,854(3)

      Recombination 11
Class 1-A-20   $ 20,483,236     Class 1-A-32   $ 51,208,090        LIBOR + 0.30%
Class 1-A-21   $ 20,483,236(3)
Class 1-A-23   $ 30,724,854
Class 1-A-24   $ 30,724,854(3)

      Recombination 12
Class 1-A-33   $ 21,250,000     Class 1-A-36   $ 21,250,000        LIBOR + 0.30%
Class 1-A-34   $ 21,250,000(3)

      Recombination 13
Class 1-A-20   $ 20,483,236     Class 1-A-37   $ 72,458,090        LIBOR + 0.30%
Class 1-A-21   $ 20,483,236(3)
Class 1-A-23   $ 30,724,854
Class 1-A-24   $ 30,724,854(3)
Class 1-A-33   $ 21,250,000
Class 1-A-34   $ 21,250,000(3)

      Recombination 14
Class 1-A-20   $ 20,483,236     Class 1-A-38   $ 72,458,090        LIBOR + 0.25%
Class 1-A-23   $ 30,724,854
Class 1-A-33   $ 21,250,000

      Recombination 15
Class 1-A-68   $123,428,845(3)  Class 1-A-39   $123,428,845                6.00%
Class 1-A-69   $123,428,845

      Recombination 16
Class 1-A-67   $  5,245,725     Class 1-A-40   $128,674,570                6.00%
Class 1-A-68   $123,428,845(3)
Class 1-A-69   $123,428,845

      Recombination 17
Class 1-A-18   $ 85,000,000(3)  Class 1-A-41   $106,250,000                6.00%
Class 1-A-19   $ 85,000,000
Class 1-A-33   $ 21,250,000
Class 1-A-34   $ 21,250,000(3)
Class 1-A-35   $ 21,250,000(3)

      Recombination 18
Class 1-A-42   $ 31,231,000     Class 1-A-44   $ 32,557,966                6.00%

   CLASSES OF DEPOSITABLE
        CERTIFICATES               RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
---------------------------     -------------------------------------------------
                                                  MAXIMUM
 CLASSES OF      ORIGINAL        CLASSES OF      ORIGINAL
 DEPOSITABLE    CERTIFICATE     EXCHANGEABLE    CERTIFICATE
CERTIFICATES      BALANCE       CERTIFICATES      BALANCE       PASS-THROUGH RATE
------------   ------------     ------------   ------------     -----------------
Class 1-A-43   $ 1,326,966

      Recombination 19
Class 1-A-20   $ 20,483,236     Class 1-A-58   $122,899,416                5.75%
Class 1-A-21   $ 20,483,236(3)
Class 1-A-22   $ 20,483,236(3)
Class 1-A-26   $102,416,180

      Recombination 20
Class 1-A-46   $ 21,120,000     Class 1-A-61   $ 21,120,000        LIBOR + 0.30%
Class 1-A-55   $ 21,120,000(3)

      Recombination 21
Class 1-A-57   $ 31,680,000     Class 1-A-62   $ 31,680,000        LIBOR + 0.30%
Class 1-A-59   $ 31,680,000(3)

      Recombination 22
Class 1-A-46   $ 21,120,000     Class 1-A-63   $ 52,800,000        LIBOR + 0.25%
Class 1-A-57   $ 31,680,000

      Recombination 23
Class 1-A-55   $ 21,120,000(3)  Class 1-A-64   $ 52,800,000(3)    6.75% - LIBOR
Class 1-A-59   $ 31,680,000(3)

      Recombination 24
Class 1-A-46   $ 21,120,000     Class 1-A-65   $ 52,800,000        LIBOR + 0.30%
Class 1-A-55   $ 21,120,000(3)
Class 1-A-57   $ 31,680,000
Class 1-A-59   $ 31,680,000(3)

      Recombination 25
Class 1-A-12   $ 10,000,000(3)  Class 1-A-70   $133,428,845(3)             0.25%
Class 1-A-68   $123,428,845(3)

      Recombination 26
Class 1-A-45   $105,600,000     Class 1-A-72   $126,720,000                5.75%
Class 1-A-46   $ 21,120,000
Class 1-A-55   $ 21,120,000(3)
Class 1-A-56   $ 21,120,000(3)

      Recombination 27
Class 1-A-45   $105,600,000     Class 1-A-73   $158,400,000                6.00%
Class 1-A-46   $ 21,120,000
Class 1-A-55   $ 21,120,000(3)
Class 1-A-56   $ 21,120,000(3)
Class 1-A-57   $ 31,680,000
Class 1-A-59   $ 31,680,000(3)
Class 1-A-60   $ 31,680,000(3)

(1) Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex B. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2) If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates-- Book-Entry Certificates; Denominations" in this free writing prospectus.

(3) This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificates.

                                                                        ANNEX II

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC") or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Euroclear Participants. Secondary market trading between Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Euroclear Participant, the purchaser will send instructions to Euroclear through a Euroclear Participant at least one business day prior to settlement. Euroclear will instruct its

Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to Euroclear and by Euroclear, in accordance with its usual procedures, to the Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear cash debt will be valued instead as of the actual settlement date.

     Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Euroclear through a Euroclear Participant at least one business day prior to settlement. In these cases Euroclear will instruct its Depositary to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear Participant the following day, and receipt of the cash proceeds in the Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Euroclear and that purchase Global Securities from DTC Participants for delivery to Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Euroclear accounts) in accordance with Euroclear's Customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.